                                  SCHEDULE 14A
                                 (RULE 14a-101)

                     INFORMATION REQUIRED IN PROXY STATEMENT

                            SCHEDULE 14A INFORMATION

           PROXY STATEMENT PURSUANT TO SECTION 14(a) OF THE SECURITIES
                              EXCHANGE ACT OF 1934


Filed by the Registrant [X]

Filed by a Party other than the Registrant

Check the appropriate box:

X Preliminary Proxy Statement

[ ] Confidential, For Use of the Commission Only (as permitted by Rule
    14a-6(e)(2))

    Definitive Proxy Statement

[ ] Definitive Additional Materials

[ ] Soliciting Material Pursuant to Rule 14a-11(c) or Rule 14a-12

--------------------------------------------------------------------------------
                               THE VIALINK COMPANY
--------------------------------------------------------------------------------
                (Name of Registrant as Specified in Its Charter)


    (Name of Person(s) Filing Proxy Statement, if Other Than the Registrant)

Payment of Filing Fee (Check the appropriate box):

[X] No fee required.

[ ] Fee computed on table below per Exchange Act Rules 14a-6(i)(1) and 0-11.

            (1)  Title of each class of securities to which transaction applies:


--------------------------------------------------------------------------------
            (2)  Aggregate number of securities to which transaction applies:


--------------------------------------------------------------------------------
            (3) Per unit price or other underlying value of transaction computed pursuant to Exchange Act Rule 0-11 (set forth the amount on which the filing fee is calculated and state how it was determined):


--------------------------------------------------------------------------------
            (4)  Proposed maximum aggregate value of transaction:


--------------------------------------------------------------------------------
            (5)  Total fee paid:


--------------------------------------------------------------------------------
[ ] Fee paid previously with preliminary materials:


--------------------------------------------------------------------------------
[ ] Check box if any part of the fee is offset as provided by Exchange Act Rule 0-11(a)(2) and identify the filing for which the offsetting fee was paid previously. Identify the previous filing by registration statement number, or the form or schedule and the date of its filing.

            (1)  Amount previously paid:


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            (2)  Form, Schedule or Registration Statement no.:


--------------------------------------------------------------------------------
            (3)  Filing Party:


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            (4)  Date Filed:


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


                               THE VIALINK COMPANY
                           13155 NOEL ROAD, SUITE 700
                               DALLAS, TEXAS 75240

                                 April 14, 2003


Dear Stockholder:

            You are cordially invited to attend the 2003 Annual Meeting of Stockholders of The viaLink Company, which will be held at THE WESTIN GALLERIA HOTEL, 13340 DALLAS PARKWAY, DALLAS, TEXAS 75240, ON MAY 19, 2003, AT 2:00 P.M. (CENTRAL DAYLIGHT SAVINGS TIME). Details of the business to be conducted at the 2003 Annual Meeting are given in the attached Notice of Annual Meeting of Stockholders and Proxy Statement. In order for us to have an efficient meeting, please sign, date and return the enclosed proxy promptly in the accompanying reply envelope. If you are able to attend the annual meeting and wish to change your proxy vote, you may do so simply by voting in person at the annual meeting.

            After careful consideration, our board of directors has unanimously approved the proposals set forth in the Proxy Statement and we recommend that you vote in favor of each such proposal and for the three directors nominated for election to The viaLink Company board of directors. IN PARTICULAR, WE BELIEVE THAT YOUR VOTE IN FAVOR OF THE PROPOSAL TO INCREASE THE AMOUNT OF AUTHORIZED STOCK IS VITAL TO VIALINK IN THAT MORE STOCK MAY BE NEEDED TO PROVIDE A MEANS FOR VIALINK TO OBTAIN ADDITIONAL CAPITAL OR TO CONSUMMATE A STRATEGIC TRANSACTION; WITHOUT YOUR APPROVAL, WE BELIEVE THAT VIALINK'S ABILITY TO OBTAIN FUNDS WILL BE SUBSTANTIALLY IMPAIRED.

            We look forward to seeing you at the meeting.

                                       Sincerely,



                                       Robert I. Noe
                                       Chief Executive Officer and Director

                               THE VIALINK COMPANY
                           13155 NOEL ROAD, SUITE 700
                               DALLAS, TEXAS 75240


                    NOTICE OF ANNUAL MEETING OF STOCKHOLDERS
                             TO BE HELD MAY 19, 2003

TO THE STOCKHOLDERS OF THE VIALINK COMPANY:

            NOTICE IS HEREBY GIVEN that the Annual Meeting of Stockholders of The viaLink Company, a Delaware corporation, will be held at THE WESTIN GALLERIA HOTEL, 13340 DALLAS PARKWAY, DALLAS, TEXAS 75240, on MAY 19, 2003 at 2:00 P.M. (CENTRAL DAYLIGHT SAVINGS TIME), for the following purposes, as more fully described in the Proxy Statement accompanying this Notice:

            1. To elect three (3) Class I directors to serve until our 2006 Annual Meeting of Stockholders or until their respective successors are duly elected and qualified;

            2. To amend the Certificate of Incorporation in order to increase the authorized common stock of The viaLink Company 100,000,000 shares, from the current 300 million to 400 million shares;

            3. To amend and restate The viaLink Company 1999 Stock Option/Stock Issuance Plan (the "Plan"), which includes adding on a one-time basis 15 million shares of common stock of The viaLink Company to the Plan for use by the board of directors in accordance with the terms and conditions of the Plan;

            4. To award Robert I. Noe, chief executive officer of The viaLink Company, 1,500,000 shares of common stock of The viaLink Company under the Plan and Jack E. Scott, II, vice president, chief technology officer, and chief information officer of The viaLink Company 1,000,000 shares of common stock of The viaLink Company under the Plan, each in two equal amounts but on two separate dates of May 19, 2003, and January 2, 2004; and

            5. To transact such other business as may properly come before the meeting or any adjournment or adjournments thereof.

            Only stockholders of record at the close of business on March 28, 2003, are entitled to notice of and to vote at the 2003 Annual Meeting of Stockholders. Our stock transfer books will remain open between the record date and the date of the meeting. A list of stockholders entitled to vote at the Annual Meeting will be available for inspection at our executive offices.

            All stockholders are cordially invited to attend the meeting in person. Whether or not you plan to attend, please sign and return the enclosed proxy as promptly as possible in the envelope enclosed for your convenience. The prompt return of your proxy card will assist us in preparing for the meeting. Should you receive more than one proxy card because your shares are registered in different names and addresses, each proxy card should be signed and returned to assure that all your shares will be voted. You may revoke your proxy at any time prior to the 2003 Annual Meeting of Stockholders. If you attend the 2003 Annual Meeting of Stockholders and vote by ballot, your proxy will be revoked automatically and only your vote at the 2003 Annual Meeting of Stockholders will be counted.

                      BY ORDER OF THE BOARD OF DIRECTORS,


                      William P. Creasman
                      General Counsel and Secretary
                      April 14, 2003

YOUR VOTE IS VERY IMPORTANT, REGARDLESS OF THE NUMBER OF SHARES YOU OWN. PLEASE READ THE ATTACHED PROXY STATEMENT CAREFULLY, COMPLETE, SIGN AND DATE THE ENCLOSED PROXY CARD AS PROMPTLY AS POSSIBLE, AND RETURN IT IN THE ENCLOSED ENVELOPE.

                               THE VIALINK COMPANY
                           13155 NOEL ROAD, SUITE 700
                               DALLAS, TEXAS 75240

                     --------------------------------------

                                 PROXY STATEMENT
                     FOR THE ANNUAL MEETING OF STOCKHOLDERS
                           TO BE HELD ON MAY 19, 2003

                     --------------------------------------

GENERAL

            The enclosed proxy is solicited on behalf of the board of directors of The viaLink Company, a Delaware corporation, for use at the 2003 Annual Meeting of Stockholders to be held ON MAY 19, 2003 AT 2:00 P.M., CENTRAL DAYLIGHT SAVINGS TIME, AND AT ANY ADJOURNMENT OR POSTPONEMENT THEREOF, AT THE THE WESTIN GALLERIA HOTEL, 13340 DALLAS PARKWAY, DALLAS, TEXAS 75240. These proxy solicitation materials were mailed on or about April 14, 2003, to all stockholders entitled to vote at our annual meeting.

VOTING

            The specific proposals to be considered and acted upon at our annual meeting are summarized in the accompanying notice and are described in more detail in this proxy statement. On March 28, 2003, the record date for determination of stockholders entitled to notice of and to vote at the annual meeting, we had outstanding 168,769,618 shares of our common stock; we also had outstanding 840.24 shares of our Series D Convertible Preferred Stock, none of which are entitled to vote at the Annual Meeting. Each stockholder is entitled to one vote for each share of common stock held by such stockholder on March 28, 2003. The holders of preferred stock do not have voting rights other than those required by the Delaware General Corporation Law; therefore, the holders of preferred stock are not entitled to vote with respect to the proposals set forth in this proxy statement. Stockholders may not cumulate votes in the election of directors. For Proposal 1 the nominees who receive the greatest number of votes cast at the meeting by the shares present in person or by proxy and entitled to vote will be elected. For Proposals 2, 3, and 4 the affirmative vote of holders representing a majority of the shares present of our voting stock outstanding on the record date will be required for approval. If you hold your shares in "street name" through a broker or other nominee, your broker or nominee may be permitted to exercise voting discretion with respect to some of the matters to be acted upon; if you do not give your broker or nominee specific instructions regarding such matters your proxy will be deemed a "broker non-vote." Broker non-votes will have no impact on Proposal 1 because they will not be considered "shares present" for voting purposes. For Proposals 2, 3, and 4 broker non-votes and abstentions will have the same effect as a negative vote. In any event, broker non-votes and abstentions will be counted as present for purposes of determining a quorum for the transaction of business. All votes will be tabulated by the inspector of election appointed for the meeting, who will separately tabulate affirmative and negative votes, abstentions, and broker non-votes.

PROXIES

            If the enclosed form of proxy is properly signed and returned, the shares represented thereby will be voted at the annual meeting in accordance with the instructions specified thereon. If you sign and return your proxy without specifying how the shares represented thereby are to be voted, the proxy will be voted FOR the election of the directors proposed by our board unless the authority to vote for the election of such directors is withheld. You may revoke or change your Proxy at any time before the annual meeting by filing with our corporate secretary at our principal executive offices at 13155 Noel Road, Suite 700, Dallas, Texas 75240, a notice of revocation or another signed proxy with a later date. You may also revoke your proxy by attending the annual meeting and voting in person.

SOLICITATION

            We will bear the entire cost of solicitation, including the preparation, assembly, printing and mailing of this proxy statement, the proxy and any additional solicitation materials furnished to the stockholders. Copies of any solicitation materials will be furnished to brokerage houses, fiduciaries and custodians holding shares in their names that are beneficially owned by others so that they may forward this solicitation material to such beneficial owners. In addition, we may reimburse such persons for their costs in forwarding the solicitation materials to such beneficial owners. The original solicitation of proxies by mail may be supplemented by a solicitation by telephone, facsimile or other means by our directors, officers or employees. No additional compensation will be paid to these individuals for any such services. Except as described above, we do not presently intend to solicit proxies other than by mail.

DEADLINE FOR RECEIPT OF STOCKHOLDER PROPOSALS

            Pursuant to Rule 14a-8 under the Securities Exchange Act of 1934, stockholder proposals to be presented at our 2004 annual meeting of stockholders and in our proxy statement and form of proxy relating to that meeting, must be received by us at our principal executive offices in Dallas, Texas, addressed to our corporate secretary, not later than December 10, 2003, the date which is more than 120 days prior to one year from the mailing date of this proxy statement. In addition, the proxy solicited by our board of directors for our 2004 annual meeting will confer discretionary authority to vote on any stockholder proposal presented at that meeting, unless we receive notice of such proposal not later than March 1, 2004. These proposals must comply with applicable Delaware law, the rules and regulations promulgated by the Securities and Exchange Commission and the procedures set forth in our bylaws.

                   MATTERS TO BE CONSIDERED AT ANNUAL MEETING


                                  PROPOSAL ONE

                              ELECTION OF DIRECTORS

GENERAL

            Our certificate of incorporation provides that our board of directors will be divided into three classes of directors with staggered three-year terms, with each class consisting, as nearly as possible, of one-third of the total number of directors. The board currently consists of seven directors. The class whose term of office expires at this annual meeting currently consists of three directors. The directors elected to this class will serve for a term of three years, expiring at the 2006 annual meeting of stockholders, or in each case until their successors have been elected and qualified. The nominees listed below are currently members of our board of directors.

            The nominees for director have agreed to serve if elected, and management has no reason to believe that the nominees will be unavailable to serve. In the event a nominee is unable or declines to serve as a director at the time of the annual meeting, the proxies will be voted for any nominee who may be designated by the present board of directors to fill the vacancy. Unless otherwise instructed, the proxy holders will vote the proxies received by them FOR the nominees named below.

NOMINEES FOR CLASS I DIRECTORS FOR TERM ENDING UPON THE 2006 ANNUAL MEETING OF STOCKHOLDERS

            Lewis B. "Bucky" Kilbourne, Ph.D., 56, has served as a member of our board of directors since December 1997 and was elected as our chief executive officer in October 1998 and resigned from that office in September 2001. Dr. Kilbourne continues to serve as our chairman of the board while also serving as President and Chief Executive Officer of Kilbourne and Associates, Inc. Dr. Kilbourne has more than 20 years of financial experience in the retail, food service and banking business and has held the office of chief financial officer or other executive financial offices for Sonic Corporation, a national restaurant chain based in Oklahoma City, Popeye's, Church's Fried Chicken, Brock Hotels, Showbiz Pizza, and National Convenience Stores. Dr. Kilbourne has also been a faculty member at the Wharton School of Business, University of Pennsylvania, and Oklahoma City University.

            Sue A. Hale, 58, has served as a member of our board of directors and as the chairwoman of the compensation committee and a member of the audit committee of the board of directors since March 1999. Ms. Hale is currently the Executive Editor of the Daily Oklahoman, the largest daily paper in Oklahoma. From January 1996 to January 2000, Ms. Hale served as the General Manager of Connect Oklahoma, a statewide news and information Internet company.

            Robert I. Noe, 51, has served as a member of our board of directors since his appointment by the board of directors on January 24, 2003, when he was also appointed as our chief executive officer. From April 1999 until January 2003 Mr. Noe served in various executive roles in our company, most recently as our president of CPG and retail. Prior to April 1999, Mr. Noe served as the Vice President of Industry Solutions and in other management positions at Electronic Data Systems (or EDS), a publicly traded professional services company.

CONTINUING CLASS II DIRECTORS FOR TERM ENDING UPON THE 2004 ANNUAL MEETING OF STOCKHOLDERS

            Robert N. Baker, 51, is one of our co-founders and has served as a director since our formation in 1985. In August 2002 Mr. Baker resigned as president and chief operating officer but he continues on our board of directors. Mr. Baker has over 20 years of experience in management, technical support and systems development within the retail industry.

            Warren D. Jones, 60, has served as a member of our board of directors since December 1999 and as interim chief executive officer from September 2001 until August 2002. He is currently a member of the compensation committee of our board of directors. Prior to his retirement, Mr. Jones spent 31 years at PricewaterhouseCoopers LLP where he served as managing partner in New Orleans and Pittsburgh, and most recently was responsible for risk management and compliance for the firm's Southwest region technology, telecommunications and entertainment clients. Mr. Jones is a financial expert for purposes of service on the audit committee of the board of directors but does not serve on that committee due to his recent service as interim chief executive officer.

CONTINUING CLASS III DIRECTORS FOR TERM ENDING UPON THE 2005 ANNUAL MEETING OF STOCKHOLDERS

            Jimmy M. Wright, 49, has served as a member of our board of directors since February 1998. He is a member of the audit committee of the board of directors. Mr. Wright is currently the Managing Partner with Diversified Retail Solutions, L.L.C., a supply chain consulting business, where he has served since February 1998. From July 1998 to September 1999, Mr. Wright served as the Chief Logistics Officer of Amazon.com, Inc., a publicly traded Web-based retailer. In January 1998, Mr. Wright retired as Vice President of Distribution for Wal-Mart Stores, Inc. During his 13-year tenure at Wal-Mart, he was involved in all facets of strategic planning, including supply chain management, personnel, site selection and building design.

            Jerry W. Walker, 66, has served as a member of our board of directors and as the chairman of the audit committee of the board of directors since his appointment by the board of directors in October 2001. Prior thereto Mr. Walker retired in 1996 after 34 years at Coopers & Lybrand LLP (now PricewaterhouseCoopers LLP), where he completed his career as the Managing Partner of the Dallas Office and Southwest Cluster (Region) from 1979 to 1996. Mr. Walker is a financial expert for purposes of service on the audit committee of our board of directors.

BOARD COMMITTEES AND MEETINGS

            The board of directors met 20 times and acted 4 times by unanimous written consent during the fiscal year ended December 31, 2002. The board of directors has an audit committee and a compensation committee. Each director attended or participated in 75% or more of the aggregate of (i) the total number of meetings of the board of directors and (ii) the total number of meetings held by all committees of the board of directors on which such director served during 2002.

            Audit Committee. We have a standing audit committee that makes recommendations to the board regarding the selection of independent auditors, reviews the results and scope of audits and other accounting-related services and reviews and evaluates our internal control functions. The audit committee is currently comprised entirely of independent directors, as defined by Section 301(3) of the Sarbanes-Oxley Act of 2002 and related SEC Rules, and the chairman of the audit committee, Mr. Walker, is a financial expert (see biographical data, above). The members of the audit committee throughout 2002 were Ms. Hale and Messrs. Walker and Wright, and they continue to serve on the audit committee. The audit committee held 3 meetings during 2002. The charter adopted by the board of directors for the audit committee was amended in 2002 and you will find the restated charter attached and labeled "Attachment 4-1."

            Compensation Committee. We have a standing compensation committee that reviews and makes recommendations to the board concerning salaries and incentive compensation for our officers and employees. The compensation committee also administers our 1999 Stock Option/Stock Issuance Plan, our 1999 Employee Stock Purchase Plan, and other employee incentive plans. The members of the compensation committee were Ms. Hale and Messrs. Walker and Wright until December 2002 and were Ms. Hale and Messrs. Baker and Jones for the remainder of 2002. Ms. Hale and Messrs. Baker and Jones continue to serve on the compensation committee. Ms. Hale served as the chairwoman of the compensation committee throughout 2002. The compensation committee held 6 meetings during 2002.

DIRECTOR COMPENSATION AND INDEMNIFICATION AGREEMENTS

Effective September 12, 2002, we began paying our non-employee directors $3,000 for every meeting attended in person, $1,000 for every telephone conference meeting attended, $1,000 for every committee meeting attended in person, and $500 for every telephone conference meeting attended. Prior to that time we paid our directors $2,500 for in-person meetings attended and nothing for committee or telephone conference meetings. In addition an ad hoc committee of the board of directors was formed to evaluate strategic and financing alternatives, and its members were paid an hourly rate for their participation; this committee was comprised of Ms. Hale and Messrs. Kilbourne and Walker. For 2002 the company paid:

            Mr. Baker no fees; he was paid salary in the amount of $103,716 for his services as president and chief operating officer, and severance in the amount of $41,182 pursuant to a separation agreement entered into by Mr. Baker and the company in August 2002; in addition, Mr. Baker accepted a grant of 4,751,051 shares of unregistered common stock of the company upon his separation from employment in lieu of a lump sum payment of $423,794 to which he was entitled under his employment agreement; when Mr. Baker's severance payments end in August 2003, he will be eligible to receive fees for his service as an independent director.

            Ms. Hale fees of $16,700.

            Mr. Jones fees of $6,000 in addition to amounts paid under his contract for service as our interim chief executive officer as set forth in the section captioned "Executive Compensation and Other Information."

            Mr. Kilbourne fees of $42,500 in addition to $150,000 paid as severance under the 2001 Severance Agreement entered into by Mr. Kilbourne and the company. On March 31, 2003, Mr. Kilbourne voluntarily surrendered all of his outstanding options (for 1,339,375 shares) to make them available to grant to employees under the company's 1999 Stock Option/Stock Issuance Plan.

            Mr. Walker fees of $15,500.

            Mr. Wright fees of $6,000.

            We also reimburse our directors for any out-of-pocket expenses and additional fees incurred in attending meetings of the board of directors and committees thereof on which such directors serve.

            Under our 1999 Stock Option/Stock Issuance Plan, at the time of our annual meeting of stockholders non-employee directors automatically receive options to purchase 48,000 shares of our common stock, provided such non-employee director has served on the board for at least six months. Employee directors are eligible to receive stock option grants at the discretion of the compensation committee of the board of directors. We granted 48,000 automatic options to Ms. Hale, Mr. Jones, Mr. Walker, and Mr. Wright in 2002.

            Our Certificate of Incorporation limits the liability of our directors to us or our stockholders for breaches of the directors' fiduciary duties to the fullest extent permitted by Delaware law. In addition, our certificate of incorporation and bylaws provide for mandatory indemnification of directors and officers to the fullest extent permitted by Delaware law. We also maintain directors and officers liability insurance and enter into indemnification agreements with all of our directors and executive officers.

RECOMMENDATION OF THE BOARD OF DIRECTORS

            THE BOARD OF DIRECTORS RECOMMENDS THAT THE STOCKHOLDERS VOTE FOR THE ELECTION OF THE THREE NOMINEES LISTED ABOVE.




                                  PROPOSAL TWO

  AMENDMENT OF CERTIFICATE OF INCORPORATION TO ALLOW 100,000,000 SHARE INCREASE
                          IN AUTHORIZED COMMON STOCK

            The board of directors is asking the stockholders to approve an amendment to our Certificate of Incorporation which would allow us to issue an additional 100,000,000 shares of common stock. You will find a copy of the proposed amendment attached to this proxy statement and labeled "Attachment 5-1." The affirmative vote of a majority of the shares represented and voting at the annual meeting is required to approve.

            As of March 28, 2003 (the record date), we had 168,769,618 shares of our common stock issued and outstanding, with another 84,024,000 shares committed or reserved to be issued upon the conversion of Series D Convertible Preferred Stock , and 163,000 shares reserved to be issued upon the exercise of outstanding warrants and 21,000,000 shares reserved to be issued upon the exercise of outstanding stock options. The Certificate of Incorporation now provides for issuance of up to 10,000,000 shares of preferred stock in our company and 300,000,000 shares of common stock in our company.

            Historically we have addressed capital needs by selling our common stock, either directly or indirectly by way of selling convertible preferred stock. Revenue from operations may not be sufficient to sustain our company, and obtaining capital by way of debt may be too costly to our company or unavailable altogether. The board of directors believes it is appropriate for the company to have the flexibility to sell additional common stock as necessary.

            Holders of Series D Convertible Preferred Stock have anti-dilution rights which under certain circumstances entitle them to receive a proportion of any new issuance of common stock of viaLink. Generally these holders are entitled to the right to acquire additional shares of common stock so as to maintain their percentage of potential ownership of viaLink common stock. Upon conversion of their preferred stock into common stock, these holders lose their protection against dilution.

RECOMMENDATION OF THE BOARD OF DIRECTORS

            THE BOARD OF DIRECTORS RECOMMENDS THAT THE STOCKHOLDERS VOTE FOR THE AMENDMENT TO THE CERTIFICATE OF INCORPORATION OF THE VIALINK COMPANY TO ALLOW FOR ISSUANCE OF AN ADDITIONAL 100,000,000 SHARES OF COMMON STOCK.



                                 PROPOSAL THREE

            The viaLink Company 1999 Stock Option/Stock Issuance Plan (the "Plan") provides the company with the means to use options to purchase common stock as well as stock to grant to employees and others. These grants are primarily used to provide employees with non-cash incentives, but from time to time the company has used stock under this Plan to pay its expenses or compromising claims. 2,013,534 shares are available for grant under the Plan as of the date of this Proxy Statement, and 500,000 shares are automatically added annually to the pool of available shares in accordance with the terms of the Plan (prior to amendment; as proposed, 1,000,000 shares would be added to the pool annually). Of the 100,000,000 additional shares proposed to be authorized at the Annual Meeting, 15,000,000 of those are proposed to be set aside for use under the Plan. You will find a copy of the proposed amended and restated Plan attached to this proxy statement and labeled "Attachment 6-1."

 RECOMMENDATION OF THE BOARD OF DIRECTORS

THE BOARD OF DIRECTORS RECOMMENDS THAT THE STOCKHOLDERS VOTE FOR THE ADOPTION OF THE AMENDED AND RESTATED 1999 STOCK OPTION/STOCK ISSUANCE PLAN, WHICH WILL RESULT IN A 15 MILLION SHARE INCREASE OF AUTHORIZED SHARES UNDER THAT PLAN.



                                  PROPOSAL FOUR

            The board of directors believes that its key executives should have a substantial ownership position in the company. The board of directors believes this provides strong performance incentives to the recipients. Please refer to the "Ownership of Securities" section of this proxy statement to determine the ownership of company securities held by Mr. Noe and Mr. Scott, both of whom are executive officers of the company. Mr. Noe currently owns 33,859 shares of company stock and holds options to purchase 290,000 additional shares at various above-market prices (on March 31, 2003, Mr. Noe voluntarily surrendered options to purchase 700,000 shares of our common stock to make them available to grant to employees under the company's 1999 Stock Option / Stock Issuance Plan). Mr. Scott currently owns 25,485 shares of company stock and holds options to purchase 244,500 additional shares at various above-market prices (on March 31, 2003, Mr. Scott voluntarily surrendered options to purchase 200,000 shares of our common stock to make them available to grant to employees under the company's 1999 Stock Option/Stock Issuance Plan). The board of directors has determined that the current holdings of these executives should be enhanced by granting Mr. Noe 1,500,000 shares and Mr. Scott 1,000,000 shares.




RECOMMENDATION OF THE BOARD OF DIRECTORS

THE BOARD OF DIRECTORS RECOMMENDS THAT THE STOCKHOLDERS VOTE FOR THE PROPOSAL TO AWARD ROBERT I. NOE 1,500,000 SHARES OF COMMON STOCK OF THE VIALINK COMPANY AND JACK E. SCOTT, II, 1,000,000 SHARES OF COMMON STOCK OF THE VIALINK COMPANY, EACH IN TWO EQUAL AMOUNTS BUT ON TWO SEPARATE DATES OF MAY 19, 2003, AND JANUARY 2, 2004, WITH ALL SUCH GRANTS TO BE MADE UNDER THE 1999 STOCK OPTION/STOCK
ISSUANCE PLAN, AS AMENDED.




                                  OTHER MATTERS

            We know of no other matters that will be presented for consideration at the annual meeting. If any other matters properly come before the annual meeting, it is the intention of the persons named in the enclosed form of proxy to vote the shares they represent as the board of directors may recommend. Discretionary authority with respect to such other matters is granted by the execution of the enclosed proxy.

                             OWNERSHIP OF SECURITIES

            The following table sets forth certain information known to us with respect to the beneficial ownership of our common stock as of March 28, 2003, by:

            o each person known by us who are beneficial owners of five percent (5)% or more of our common stock;

            o   each current director and nominee for director;

            o each executive officer named in the summary compensation table of the Executive Compensation and Other Information section of this proxy statement; and

            o   all current directors and executive officers as a group.

            Unless otherwise indicated, each of the stockholders has sole voting and investment power with respect to the shares beneficially owned, subject to community property laws, where applicable.

                                                                                           PERCENTAGE
                                                                          SHARES           OF SHARES
                                                                       BENEFICIALLY       BENEFICIALLY
                   BENEFICIAL OWNER (1)                                   OWNED              OWNED(2)
-----------------------------------------------------------------     --------------     --------------
Executive Officers and Directors
Robert N. Baker (3) .............................................          7,584,223               4.49
Brian M. Carter (4) .............................................          3,150,596               1.87
William P. Creasman (5) .........................................            215,119                  *
Sue A. Hale (6) .................................................            216,000                  *
Warren D. Jones (7) .............................................            842,000                  *
Lewis B. Kilbourne (8) ..........................................            130,599                  *
Robert I. Noe (9) ...............................................            156,666                  *
Jack E. Scott, II (10) ..........................................            199,318                  *
Jerry W. Walker (11) ............................................             95,000                  *
Jimmy M. Wright (12) ............................................            374,000                  *
                                                                      --------------     --------------
   All executive officers and directors as a group ..............         12,963,521               7.68%

Other 5% Stockholders:
   SDS Merchant Fund, LP (13) ...................................         39,830,306              23.60%

----------

* Less than one percent of the outstanding common stock

(1) Unless otherwise indicated, the address for all officers and directors is 13155 Noel Road, Suite 700, Dallas, Texas 75240.

(2) Percentage of ownership is based on 168,769,618 shares of common stock outstanding on March 28, 2003. Warrants and shares of common stock subject to stock options which are currently exercisable or will become exercisable within 60 days after March 28, 2003, are deemed outstanding for computing the percentage of the person or group holding such options, but are not deemed outstanding for computing the percentage of any other person or group.

(footnotes continued on next page)

(footnotes continued from previous page)

(3) Includes options to purchase 763,125 shares of common stock and warrants for 163,000 common shares, all of the foregoing exercisable within 60 days of March 28, 2003.

(4) Includes options to purchase 66,667 shares of common stock that are exercisable within 60 days of March 28, 2003.

(5) Includes options to purchase 113,542 shares of common stock that are exercisable within 60 days of March 28, 2003.

(6) Comprised of options to purchase 216,000 shares of common stock that are exercisable within 60 days of March 28, 2003.

(7) Includes 16,000 shares of common stock beneficially owned by Mr. Jones' spouse, Kathleen Jones, and options to purchase 610,000 shares of common stock that are exercisable within 60 days of March 28, 2003.

(8) On March 31, 2003, Mr. Kilbourne surrendered all of his outstanding options (for 1,339,375 shares) to make them available to grant to employees under the company's 1999 Stock Option/Stock Issuance Plan. All shares represented are owned outright.

(9) Comprised of options to purchase 156,666 shares of common stock that are exercisable within 60 days of March 28, 2003.

(10) Includes options to purchase 173,833 shares of common stock that are exercisable within 60 days of March 28, 2003.

(11) Comprised of options to purchase 95,000 shares of common stock that are exercisable within 60 days of March 28, 2003.

(12) Comprised of options to purchase 374,000 shares of common stock that are exercisable within 60 days of March 28, 2003.

(13) Based upon most recent Schedule 13D filed by SDS Capital Partners, LLC, on behalf of SDS Merchant Fund, LP, 53 Forest Avenue, 2nd Floor, Old Greenwich, CT 06870. SDS Merchant Fund, LP also owns 735.41 shares of Series D Convertible Preferred Stock which are convertible into 73,541,000 shares of our common stock.

                  EXECUTIVE COMPENSATION AND OTHER INFORMATION

NAME                         AGE     POSITION(s)
-------------------------    ---     ---------------------------------------------------------------
Robert I. Noe ...........     51     Chief Executive Officer
Brian M. Carter .........     33     Vice President and Chief Financial Officer
William P. Creasman .....     50     Vice President, General Counsel, and Secretary
Jack E. Scott, II .......     52     Vice President, Chief Technology Officer, and Chief Information
                                     Officer
Warren D. Jones .........     60     Former Chief Executive Officer


            Robert I. Noe: Mr. Noe serves as our Chief Executive Officer, to which position the board of directors appointed him in January 2003. Before that date he served as our President of CPG and Retail. Mr. Noe joined us in April 1999. Prior to that time, Mr. Noe served as the Vice President of Industry Solutions and in other management positions at Electronic Data Systems (or EDS), a publicly traded professional services company.

            Brian M. Carter: Mr. Carter serves as our Vice President and Chief Financial Officer. From November 2000 until January 2002 he was Vice President of Finance, and from June 1999 through November 2000 he was

Controller of viaLink. From January 1991 through June 1999 he held various positions with Deloitte & Touche LLP, most recently as Senior Manager.

            William P. Creasman: Mr. Creasman serves as our General Counsel and Secretary. From January 2002 until March 2003 he was also a Vice President and an executive officer of our company. Until January 2002 Mr. Creasman served as our Chief Financial Officer in addition to his other offices. Mr. Creasman joined us in August 2000. From February 1987 to August 2000, Mr. Creasman served as Senior Vice President, General Counsel and Secretary of TCBY Enterprises, Inc., a publicly traded foodservice and food manufacturing company.

            Jack E. Scott, II: Mr. Scott serves as our Vice President, Chief Technology Officer, and Chief Information Officer. From February 2000 until August 2002 Mr. Scott served as our Chief Information Officer. From 1996 to February 2000, Mr. Scott served as Chief Information Officer and Vice President of Information Services of Unified Western Grocers Inc.

            Warren D. Jones: Information regarding Mr. Jones is included in the section of this Proxy Statement captioned "Continuing Class II Directors for Term Ending Upon the 2004 Annual Meeting of Stockholders" under Proposal One.

                 SUMMARY OF CASH AND CERTAIN OTHER COMPENSATION

            The following table provides certain summary information concerning the compensation earned by our chief executive officer and each of the four other most highly compensated executive officers whose salary and other compensation for 2002 was in excess of $100,000, for services rendered in all capacities to the company for the fiscal years ended December 31, 2000, 2001, and 2002. During 2002, these officers received additional non-cash compensation, perquisites and other personal benefits. However, the aggregate amount thereof did not exceed the lesser of $50,000 or 10% of the total annual salary and bonus paid to and accrued for the individual during the year.

                           SUMMARY COMPENSATION TABLE

                                                                                                  Long-term
                                              Annual Compensation                                Compensation
                                              -------------------                                 Securities
                                                                            Other Annual          Underlying          All Other
Name and Principal Position          Year        Salary         Bonus       Compensation         Options/SARs        Compensation
---------------------------          ----        -------        ------      ------------         ------------        ------------
Robert I. Noe                        2002        201,250           --                 --                  --                  --
                                     2001        243,208        58,282                               290,000
                                     2000        250,000        85,313                                    --                  --

Brian M. Carter                      2002        143,720                                           3,083,929(1)
                                     2001        133,328        22,973                               150,000
                                     2000        108,608        25,903                                20,000

William P. Creasman                  2002        189,303                                                  --
                                     2001        193,397        49,480                               321,875
                                     2000         63,462                                              50,000

Jack E. Scott, II                    2002        135,100                                                  --
                                     2001        157,862        18,705                               244,500
                                     2000         26,654                                             200,000

Warren D. Jones (2)                  2002        127,846            --                                    --
                                     2001         44,931                                             300,000
                                      --

----------

(1) Mr. Carter received a grant of 3,083,929 unregistered shares of our common stock in exchange for his agreeing to terminate his executive security agreement in August 2002.

(2) Mr. Jones entered into a consulting agreement with us on September 5, 2001, under which we paid him at an annual rate of $198,000 for his services as interim chief executive officer. The agreement ended on August 13, 2002.

STOCK OPTIONS AND STOCK APPRECIATION RIGHTS

            The board of directors granted no stock options to executive officers during the 2002 fiscal year, nor did they grant any SARs to any of our executive officers during the 2002 fiscal year.

EMPLOYMENT CONTRACTS, TERMINATION OF EMPLOYMENT AND CHANGE IN CONTROL
ARRANGEMENTS

MR. NOE

            In April 1999 we entered into an employment agreement with Mr. Noe. Under the contract as amended, we pay an annual base salary of $201,250 to Mr. Noe. In connection with his employment agreement, we granted non-qualified stock options to purchase 600,000 shares of common stock under the 1999 Stock Option/Stock Grant Plan to Mr. Noe. The options vest and become exercisable over a three-period and have a current exercise price of $3.61. All of the options expire on May 21, 2009. The employment agreement has a one year term with automatic renewal on a year-to-year basis, unless either party provides 30 days prior written notice of termination. If we terminate the contract for any reason other than for "cause" (as defined under the agreement), Mr. Noe will be entitled to a lump sum payment equal to his then current annual salary. On July 10, 2001, Mr. Noe agreed to defer 25% of his then current base salary until such time as viaLink achieved cash flow break even status, with no assurance that viaLink would achieve that status; Mr. Noe's bonus payment was suspended in this same amendment and will not be reinstated until after cash flow break even status is achieved by viaLink. In exchange for Mr. Noe's agreeing to these reductions in his compensation, the board of directors granted him 25,000 options which are all exercisable at $1.04 per share on or after July 16, 2002. On August 20, 2001, Mr. Noe agreed to an additional $5,000 reduction in his then current (previously reduced) base salary. In exchange for Mr. Noe's agreeing to this reduction in his compensation, the board of directors granted him 25,000 options which are exercisable at $0.27 per share, half after December 30, 2001, 25% after March 30, 2002, and 25% after June 29, 2002. On March 31, 2003, Mr. Noe voluntarily surrendered options to purchase 700,000 shares of our common stock to make them available to grant to employees under the company's 1999 Stock Option/Stock Issuance Plan.

MR. CARTER

            In May 1999 we entered into an employment agreement with Mr. Carter; as amended in January 2002, we pay him an annual base salary of $150,000. In connection with his agreement Mr. Carter was also granted 120,000 non-qualified options under the 1999 plan at a $3.6125 exercise price, which expire on May 24, 2009. Under his employment agreement, Mr. Carter is entitled to receive severance equal to half of his annual salary paid out over 12 months in the event of his termination by us for anything other than cause. On July 10, 2001, Mr. Carter agreed to defer 15% of his base salary until such time as viaLink achieved cash flow break even status, with no assurance that viaLink would achieve that status; Mr. Carter's bonus payment was suspended in this same amendment and will not be reinstated until after cash flow break even status is achieved by viaLink. In exchange for Mr. Carter's agreeing to these reductions in his compensation, the board of directors granted him 15,000 options which are all exercisable at $1.04 per share on or after July 16, 2002. On August 20, 2001, Mr. Carter agreed to an additional $7,500 reduction in his then current (previously reduced) base salary. In exchange for Mr. Carter's agreeing to this reduction in his compensation, the board of directors granted him 37,500 options which are exercisable at $0.27 per share, half after December 30, 2001, 25% after March 30, 2002, and 25% after June 29, 2002.

            In March 2001 we also entered into an executive security agreement with Mr. Carter. The executive security agreements provided that, if within one year of a change in control of the company Mr. Carter's employment were terminated, whether voluntarily or involuntarily, the company would have been obligated to make a single, lump sum cash severance payment to Mr. Carter equal to two times his average includible annual compensation for a base period consisting of the most recent five taxable years ending before the date on which the change of control were to occur. In August 2002 Mr. Carter terminated his executive security agreement in exchange for a grant of 3,083,929 shares of unregistered stock; at that time he also voluntarily surrendered 190,000 of his outstanding options to make them available to grant to employees under the company's 1999 Stock Option/Stock Issuance Plan.

MR. CREASMAN

            In June 2000 we entered into an employment agreement with Mr. Creasman, for employment starting in August, 2000. Mr. Creasman was also granted 35,000 non-qualified options under the 1999 plan at a $10.06 exercise price, which expire on June 5, 2010. Under his employment agreement, Mr. Creasman is entitled to receive severance equal to half of his annual salary paid out over 12 months in the event of his termination by us for anything other than cause. On July 10, 2001, Mr. Creasman agreed to defer 25% ($56,250) of his annual base salary until such time as viaLink achieved cash flow break even status, with no assurance that viaLink would achieve that status; Mr. Creasman's bonus payment was suspended in this same amendment and will not be reinstated until after cash flow break even status is achieved by viaLink. In exchange for Mr. Creasman's agreeing to these reductions in his compensation, the board of directors granted him 25,000 options which are all exercisable at $1.04 per share on or after July 16, 2002. On August 20, 2001, Mr. Creasman agreed to an additional $16,875 reduction in his then current (previously reduced) annual base salary. In exchange for Mr. Creasman's agreeing to this reduction in his compensation, the board of directors granted him 84,375 options which are exercisable at $0.27 per share, half after December 30, 2001, 25% after March 30, 2002, and 25% after June 29, 2002.

            In March, 2001, we also entered into an executive security agreement with Mr. Creasman. The executive security agreement provided that, if within one year of a change in control of the company Mr. Creasman's employment were terminated, whether voluntarily or involuntarily, the company would have been obligated to make a single, lump sum cash severance payment to Mr. Creasman equal to two times his average includible annual compensation for a base period consisting of the most recent five taxable years ending before the date on which the change of control were to occur. In August 2002 Mr. Creasman terminated his executive security agreement in exchange for an increase in his annual salary to $260,000; at that time he also voluntarily surrendered 200,000 of his outstanding options to make them available to grant to employees under the company's 1999 Stock Option /Stock Issuance Plan. In March 2003 Mr. Creasman stepped down as a vice president and executive officer of the company, but he is continuing as General Counsel and Secretary.

            MR. SCOTT

            In January, 2000, we entered into an at will employment agreement with Mr. Scott. Under this agreement, as amended in January 2003, we pay Mr. Scott an annual salary of $149,846. In connection with his employment agreement, we granted Mr. Scott non-qualified stock options to purchase 160,000 shares of common stock under the 1999 plan. The options vest and become exercisable over a three-year period and have a current exercise price of $17.50. All of the options expire on January 17, 2010. The compensation committee approved amendments to Mr. Scott's employment agreement in September 2000, increasing his annual compensation to $190,000 and granting him an additional 40,000 non-qualified stock options under the 1999 plan at an exercise price of $8.906, which expire on September 25, 2010. On July 10, 2001, Mr. Scott agreed to defer 20% of his base salary until such time as viaLink achieved cash flow break even status, with no assurance that viaLink would achieve that status; Mr. Scott's bonus payment was suspended in this same amendment and will not be reinstated until after cash flow break even status is achieved by viaLink. In exchange for Mr. Scott's agreeing to these reductions in his compensation, the board of directors granted him 20,000 options which are all exercisable at $1.04 per share on or after July 16, 2002. On August 20, 2001, Mr. Scott agreed to an additional $16,900 reduction in his then current (previously reduced) base salary. In exchange for Mr. Scott's agreeing to this reduction in his compensation, the board of directors granted him 84,500 options which are exercisable at $0.27 per share, half after December 30, 2001, 25% after March 30, 2002, and 25% after June 29, 2002. On March 31, 2003, Mr. Scott voluntarily surrendered options to purchase 200,000 shares of our common stock to make them available to grant to employees under the company's 1999 Stock Option/Stock Issuance Plan.

            MR. JONES

            On September 5, 2001, we entered into a consultant agreement with Mr. Jones. Under that contract we paid Mr. Jones at an annual rate of $198,000 and granted him a one-time award of 300,000 stock options which vested immediately. There were no provisions in the agreement for the payment of bonuses or severance, and the parties ended the agreement in August 2002. After that time Mr. Jones resumed his status of a non-employee director of our company.

COMPENSATION COMMITTEE INTERLOCKS AND INSIDER PARTICIPATION.

            None of our officers or employees served as a member of the compensation committee of the board of directors in the last fiscal year. None of our current executive officers have served as a member of the board of directors or compensation committee of any other entity that has or has had one or more executive officers serving as a member of our board of directors or compensation committee during the last fiscal year.

                          COMPENSATION COMMITTEE REPORT

            The compensation committee provides guidance and periodic monitoring for all corporate compensation, benefit, perquisite, and employee equity programs. The Compensation Committee's actions will generally relate to overall considerations, policy, and strategy. The administration of all compensation plans is the responsibility of management. However, the compensation committee specifically reviews and authorizes specific actions on the following matters:
(a) compensation, benefit, perquisite, and equity action for all corporate officers and for all others with annual base salaries in excess of $100,000.00,
(b) all employee equity plans and individual equity grants, (c) all individual awards to all corporate officers, (d) benefit plans, and (e) succession planning for corporate officers. The members of the compensation committee for all of 2002 were Messrs. Walker and Wright and Ms. Hale, all of whom are non-employee directors of the company. This report addresses our compensation practices relating to executive officers in fiscal 2001.

            The company's executive compensation practices are designed to attract, retain and motivate key employees while maximizing shareholder value by combining annual and long-term compensation to executives. The company seeks to provide compensation that motivates executives by recognizing and rewarding individual initiative and achievement. Long-term compensation to executives is based on stock ownership by management and is designed to ensure that such executives have a continuing stake in the long-term success of the company.

      Compensation Elements

            For fiscal 2002, the company's executive compensation program consisted only of base salary. Compensation paid during fiscal 2002 reflected an emphasis on determining pay on an individualized basis. An executive's base salary is periodically reviewed to determine if such salary is comparable to the base salaries of others holding similar positions in the company's industry. Subjective measures of performance include a review of each executive's past and anticipated level of performance and level and scope of responsibility. Base salaries were voluntarily reduced by all employees of viaLink in 2001, and many executive officers elected to reduce their base salaries by as much as 35%.

      CEO Compensation

            The compensation committee's general approach in reviewing Mr. Noe's annual compensation is to seek to be competitive with other companies of a similar size in the company's industry, to recognize and reward initiative, overall corporate performance and managerial ability, and to provide long-term incentive to increase shareholder value. In setting Mr. Noe's cash compensation, the committee targeted his cash compensation to fall within the range of such amounts. The committee also considered the circumstances of the company, other opportunities in the market for Mr. Noe, and the cash compensation of his predecessors in the CEO role at viaLink.

Signed: Sue A. Hale (Chair of the committee);  Jerry W. Walker;  Jimmy M. Wright

                             STOCK PERFORMANCE GRAPH

            The graph below shows a comparison for the period commencing December 31, 1998, through December 31, 2002 of the cumulative total stockholder returns for the company's common stock, the NASDAQ Stock Market (U.S.), and the NASDAQ Computers and Data Processing Sector Index, assuming a $100 investment on December 31, 1998. The company cautions that the stock price performance shown in the graph below is not indicative of, nor intended to forecast, the potential future performance of the company's stock. Information used in the graph was obtained from NASDAQ, a source believed to be reliable, but the company is not responsible for any errors or omissions in such information.

                COMPARISON OF FIVE YEAR CUMULATIVE TOTAL RETURN*
         AMONG The VIALINK COMPANY THE NASDAQ STOCK MARKET (U.S.) INDEX
                AND THE NASDAQ COMPUTER & DATA PROCESSING INDEX

                              [PERFORMANCE GRAPH]



                                            NASDAQ
                             NASDAQ         COMP &
               VLINK         INDEX         DP INDEX                                   A              B              C
              -------       --------       --------                                 -------       --------       --------
12/31/98       2.5312       2192.690       1134.190                   12/31/98          100            100            100
12/31/99      18.1875       4069.310       2325.400                   12/31/99          719            186            205
12/31/00       2.8125       2470.520       1294.970                   12/31/00          111            113            114
12/31/01       0.1900       1950.400        980.480                   12/31/01            8             89             86
12/31/02       0.1750       1335.510        622.600                   12/31/02            7             61             55

*$100 invested on December 31, 1998 in stock or index - including reinvestment of dividends. Fiscal year ending December 31.



As of the date shown:
Column A is the calculated value of an initial $100 investment in The viaLink Company.
Column B is the calculated value of an initial $100 investment based on the NASDAQ index.
Column C is the calculated value of an initial $100 investment based on NASDAQ Computer and Data Processing Index.

                              CERTAIN TRANSACTIONS

PAYMENTS AND OPTION GRANTS TO OFFICERS

            For a description of payments and option grants to executive officers, see the information in Proposal One and "Executive Compensation and Other Information - Summary of Cash and Certain Other Compensation," "-Stock Options and Stock Appreciation Rights" and " -Employment Contracts, Termination of Employment and Change in Control Arrangements."

INDEMNIFICATION

            In addition to the indemnification provisions contained in our bylaws, we have entered into separate indemnification agreements with each of our directors and officers. These agreements require us, among other things, to indemnify such director or officer against expenses (including attorneys' fees), judgments, fines and settlements paid by such individual in connection with any action, suit or proceeding arising out of such individual's status or service as a director or officer of the company (other than liabilities arising from willful misconduct or conduct that is knowingly fraudulent or deliberately dishonest) and to advance expenses incurred by such individual in connection with any proceeding against such individual with respect to which such individual may be entitled to indemnification by us.

            All future transactions between us and our officers, directors, principal stockholders and affiliates will be approved by a majority of the independent and disinterested members of the board of directors, and will be on terms no less favorable to us than could be obtained from unaffiliated third parties.

      COMPLIANCE WITH SECTION 16(a) OF THE SECURITIES EXCHANGE ACT OF 1934

            The members of the board of directors, our executive officers and persons who hold more than 10% of a registered class of our equity securities are subject to the reporting requirements of Section 16(a) of the Securities Exchange Act of 1934 which requires them to file reports with respect to their ownership and changes of ownership with the Securities and Exchange Commission. Officers, directors and 10% stockholders are required by the SEC regulations to furnish us with all Section 16(a) forms they file. Based solely upon (a) the copies of Section 16(a) reports which we received from such persons for their 2002 fiscal year transactions in the common stock and their common stock holdings, and (b) the written representations received from one or more of such persons that no other reports were required to be filed by them for the 2002 fiscal year, we believe that all reporting requirements under Section 16(a) for such fiscal year were met in a timely manner by our directors, executive officers and greater than 10% beneficial owners.

                             AUDIT COMMITTEE REPORT

            The audit committee reports as follows with respect to the audit of our 2002 audited consolidated financial statements.

            Management is responsible for the company's internal controls and the financial reporting process. The independent auditors are responsible for performing an independent audit of the company's consolidated financial statements in accordance with generally accepted auditing standards and to issue a report thereon. The committee's responsibility is to monitor and oversee these processes.

            In this context, the committee has met and held discussions with management and the independent accountants. Management represented to the committee that the company's consolidated financial statements were prepared in accordance with generally accepted accounting principles, and the committee has reviewed and discussed the consolidated financial statements with management and the independent auditors. The committee discussed with the independent auditors matters required to be discussed by Statement on Auditing Standards No. 61 (Communication with Audit Committees).

            The company's independent auditors also provided to the committee the written disclosures required by Independence Standards Board Standard No. 1 (Independence Discussions with Audit Committees), and the committee discussed with the independent auditors that firm's independence.

            Based upon committee's discussion with management and the independent auditors and the committee's review of the representation of management and the report of the independent auditors to the committee, the committee recommended that the board of directors include the audited consolidated financial statements in the company's Annual Report on Form 10-KSB for the year ended December 31, 2002, filed with the Securities and Exchange Commission.

            The aggregate fees billed by the company's independent auditors for professional services rendered in connection with the audit of our consolidated financial statements included in our Annual Report on Form 10-K for fiscal year 2002, as well as for the review of our consolidated financial statements included in the company's Quarterly Reports on Form 10-Q and procedures related to SEC filings during 2002 totaled $113,000. KPMG LLP did not render any professional services relating to financial information system design and implementation in 2002 or any other professional services to the company during 2002. The audit committee does not believe that the amount of non-audit services provided to the company by KPMG LLP is sufficient to impair KPMG LLP's independence as it relates to the company.

Signed: Jerry W. Walker (Chair of the committee);  Sue Hale;  Jimmy M. Wright

            Note Regarding Financial Expert Requirement: Mr. Walker, the chairman of the audit committee of the board of directors, retired in 1996 after 34 years at Coopers & Lybrand LLP (now PricewaterhouseCoopers LLP), where he completed his career as the Managing Partner of the Dallas Office and Southwest Cluster (Region) from 1979 to 1996. Mr. Walker is a financial expert for purposes of service on the audit committee of our board of directors.

            Notwithstanding anything to the contrary set forth in any of our previous or future filings under the Securities Act of 1933, as amended, or the Securities Exchange Act of 1934, as amended, that might incorporate this proxy statement or future filings made by us under those statutes, the Audit Committee Report, Audit Committee Charter and reference to the independence of the Audit Committee members are not deemed filed with the Securities and Exchange Commission and shall not be deemed incorporated by reference into any of those prior filings or into any future filings made by us under those statutes.

                                  ANNUAL REPORT

            A copy of our Annual Report to Stockholders for fiscal 2002 has been mailed concurrently with this proxy statement to all stockholders entitled to notice of and to vote at the annual meeting. The annual report is not incorporated into this proxy statement and is not considered proxy solicitation material.

                                   FORM 10-KSB

            We filed our annual report on Form 10-KSB with the SEC on March 31, 2003. Stockholders may obtain a copy of this report, without charge, by writing to William P. Creasman, our General Counsel and Secretary, at our executive offices located at 13155 Noel Road, Suite 700, Dallas, Texas 75240



                                   THE BOARD OF DIRECTORS OF THE VIALINK COMPANY

Dated: April 14, 2003

                                                                ATTACHMENT 4-1


                         CHARTER OF THE AUDIT COMMITTEE
                            OF THE BOARD OF DIRECTORS
                             OF THE VIALINK COMPANY

                  (amended and restated as of November 1, 2002)


      I.    MEMBERSHIP

            The Audit Committee ("Committee") shall be comprised of three or more independent directors elected by the Board of Directors ("Board") of The viaLink Company ("Company") for a one-year term, all of whom (except as otherwise permitted) shall meet the requirements of independence as set forth in the Sarbanes-Oxley Act of 2002 and applicable Rules promulgated from time to time by the Securities and Exchange Commission (said Act and Rules collectively referred to as the "Legal Requirements"). The Chairman, if any, of the Committee shall be appointed by the Board.

            In addition to the Legal Requirements, all members of the Committee shall have a working familiarity with basic finance and accounting practices, and at least one member of the Committee shall have accounting or related financial management expertise.

      II.   PURPOSE

            The Committee shall provide assistance to the Board in fulfilling their responsibility to the stockholders, potential stockholders, and investment community relating to corporate accounting, reporting practices of the Company and the quality and integrity of the financial reports of the Company. The Committee's primary duties and responsibilities are to:

o Oversee that management has maintained the reliability and integrity of the accounting policies and financial reporting and disclosure practices of the Company.

o Oversee that management has established and maintained processes to assure that an adequate system of internal control is functioning within the Company.

o Oversee that management has established and maintained processes to assure compliance by the Company with all applicable laws, regulations and corporate policy.

                        The Committee will fulfill these responsibilities primarily by carrying out the activities enumerated in Section III of the Charter.

      III.  RESPONSIBILITIES AND DUTIES

                        To fulfill its responsibilities and duties, the Committee shall:

A.    Hire the independent auditors of the Company.

B. On an annual basis, obtain a formal written statement from the independent auditors delineating all relationships between the auditors and the Company consistent with Independence Standards Board Standard 1 and the Legal Requirements and review and discuss with the auditors all significant relationships the auditors have with the Company to determine the auditors' independence.

C. Review the intended scope of the annual audit and the audit methods and principles being applied by the independent auditors and negotiate the fees charged by the independent auditors.

D.    Review the performance of independent auditors.

E.    Approve any proposed discharge of the independent auditors.

F. Review and discuss the results of the audit with both the independent auditors, the Board, and management of the Company.

G. Review the Company's significant accounting principles, policies and practices.

H. In conjunction with the independent auditors, review the integrity of the Company's financial reporting processes, both internal and external.

I. Review the annual financial statements before their submission to the Board for approval.

J. Review with financial management and the independent auditors the Company's quarterly financial results prior to the release of earnings and/or the Company's quarterly financial statements prior to filing or distribution. Discuss any significant changes to the Company's accounting principles and any items required to be communicated by the independent auditors in accordance with SAS 61 (see item J) and the Legal Requirements. The Chair of the Committee, or the Chair's designee, may represent the entire Committee for purposes of this review.

K. Discuss certain matters required to be communicated to the audit committee in accordance with AICPA Auditing Standards (SAS) No. 61 and the Legal Requirements, including:

1.    The auditors' responsibility under Generally Accepted Auditing Standards;

2.    Significant accounting policies;

3.    Management judgments and accounting estimates;

4.    Significant audit adjustments;

5.    Other information in documents containing audited financial statements;

6. Disagreements with management including accounting principles, scope of audit and disclosures;

7.    Consultation with other accountants by management, and

8.    Difficulties encountered in performing the audit.

L. On at least an annual basis, review with the Company's counsel, any legal matters that could have a significant impact on the organization's financial statements, the Company's compliance with applicable laws and regulations and inquiries received from regulators or governmental agencies. (To the extent determined necessary by the Committee, independent attorneys may be retained to assist the Committee in fulfilling its duties as set forth in this Charter.)

      IV.   FREQUENCY AND TIMING

                        The Committee will meet from time to time whenever appropriate in order to discharge the functions specified in this Charter. A majority of the Committee will constitute a quorum for the conduct of business.

      V.    MINUTES

                        Minutes will be kept of each meeting of the Committee and will be provided to each member of the Board.
                                      *****

                        AUDIT COMMITTEE MEETING CHECKLIST

This checklist contemplates Committee chair leadership (with input from management and the independent auditors) in developing a detailed agenda for each meeting and in keeping lines of communications open among the Board, the auditors and the Committee members.

This checklist is merely a list of suggested activities. It is not intended to be comprehensive or to contradict or modify the written charter of the Committee.

                                                                                            Annually     Quarterly     As Necessary
                                                                                            --------     ---------     ------------

Review Annual Report on Form 10-K or 10-KSB and proxy statement                             X

Review Quarterly Reports on Form 10-Q or 10-QSB                                                          X

Assess internal control environment, systems of internal controls and other
factors affecting the integrity of X published financial reports                            X

Evaluate new accounting and financial reporting requirements                                X

Evaluate status of significant accounting estimates and judgments (e.g., reserves)
 and special issues (e.g., major transactions, accounting changes or trends, use of                                    X
financial derivative products, tax matters)

Monitor compliance with any recommendations made in annual management letter                                           X

Review procedures and their execution regarding unlawful political
contributions, bribes, unexplained/unaccounted for payments or off-book                     X
transactions, and payments in violation of applicable laws and standards of business

Address other matters (e.g., adequacy of staffing, succession planning)                                                X

Conduct executive session with management                                                                              X

Review the intended scope of the annual audit by the independent auditors                   X

Review results of annual audit (including required communications)                          X

Review results of timely quarterly reviews (including required communications)                           X

Report on internal control weaknesses and other recommendations and
management response                                                                         X

Evaluate scope of interim reviews and annual audit and fees                                 X

Conduct required written communication and discussion of auditor independence               X

Evaluate status of significant accounting estimates and judgments (e.g., reserves)
and special issues (e.g., major transactions, accounting changes or trends, use of                                     X
financial derivative products, tax matters)

Review procedures and their execution regarding unlawful political contributions,
bribes, unexplained/unaccounted for payments or off-book transactions, and payments         X
in violation of applicable laws and standards of business

Address other matters (e.g., adequacy of financial staff, succession planning,
matters raised under SAS 61)                                                                                           X

Conduct executive session with independent auditors                                                                    X

Review content of, and compliance with, conflict of interest and ethics policies
(Legal Counsel)                                                                              X

Evaluate litigation status/regulatory and other legal matters (Legal Counsel)                                          X

Review information systems matters                                                                                     X

Review risk management and insurance processes and assessment                                                          X

Review tax matters                                                                                                     X

Review employee benefits plan audits (internal and external)                                                           X

Review policies and procedures for protecting technology (e.g., physical security,
patent and trademark program, proprietary information)                                                                 X

Address other pertinent matters                                                                                        X

                                                                                            Annually     Quarterly     As Necessary
                                                                                            --------     ---------     ------------

Review and report results of annual independent audit to the Board                          X

Review fees charged by independent auditors                                                 X

Hire independent auditors on behalf of the Company                                          X

Review annual proxy statement  Committee report and charter                                 X

Evaluate Committee effectiveness (i.e., self-assessment)                                    X

Reassess the adequacy of the Committee charter and obtain Board approval                    X

Approve Committee meeting schedule and agenda for the upcoming year and
confirm mutual expectations with management and the auditors                                X


Evaluate internal and independent auditing performance                                      X

Approve minutes of previous meeting                                                                      X             X

Report significant matters to the Board                                                                  X             X

Conduct executive session of committee members                                                                         X

Conduct new member orientation and continuing education (e.g., accounting
and financial topics)                                                                                                  X

Address other matters                                                                                                  X


                                                                  ATTACHMENT 5-1



            Article V A of the Certificate of Incorporation of The viaLink Company will read as follows if Proposal Two is adopted:

            "Authorized Shares. The aggregate number of shares that the Corporation shall have authority to issue is 410,000,000, (i) 400,000,000 shares of which shall be Common Stock, par value $0.001 per share, and (ii) 10,000,000 shares of which shall be Preferred Stock, par value $0.001 per share."

                                                                ATTACHMENT 6-1


                               THE VIALINK COMPANY

                     1999 STOCK OPTION/STOCK ISSUANCE PLAN

                (as amended and restated effective May 19, 2003)



                                   ARTICLE ONE

                               GENERAL PROVISIONS


I.  PURPOSE OF THE PLAN

This 1999 Stock Option/Stock Issuance Plan is intended to promote the interests of The viaLink Company by providing eligible persons with the opportunity to acquire a proprietary interest, or otherwise increase their proprietary interest, in the Corporation as an incentive for them to remain in the service of the Corporation.

Capitalized terms shall have the meanings assigned to such terms in the attached Appendix.

II.  STRUCTURE OF THE PLAN

A. The Plan shall be divided into three separate equity programs:

(i) the Discretionary Option Grant Program under which eligible persons may, at the discretion of the Plan Administrator, be granted options to purchase shares of Common Stock,

(ii) the Stock Issuance Program under which eligible persons may, at the discretion of the Plan Administrator, be issued shares of Common Stock directly, either through the immediate purchase of such shares or as a bonus for services rendered the Corporation (or any Parent or Subsidiary), and

(iii) the Automatic Option Grant Program under which eligible non-employee Board members shall automatically receive options at periodic intervals to purchase shares of Common Stock.

B. The provisions of Articles One and Five shall apply to all equity programs under the Plan and shall govern the interests of all persons under the Plan.

III.  ADMINISTRATION OF THE PLAN

A.  The following provisions shall govern the administration of the Plan:

(i) The Board shall have the authority to administer the Discretionary Option Grant and Stock Issuance Programs with respect to Section 16 Insiders but may delegate such authority in whole or in part to the Primary Committee.

(ii) Administration of the Discretionary Option Grant and Stock Issuance Programs with respect to all other persons eligible to participate in those programs may, at the Board's discretion, be vested in the Primary Committee or a Secondary Committee, or the Board may retain the power to administer those programs with respect to all such persons.

(iii) Administration of the Automatic Option Grant Program shall be self executing in accordance with the terms of that program.

B. Each Plan Administrator shall, within the scope of its administrative jurisdiction under the Plan, have full power and authority subject to the provisions of the Plan:

(i) to establish such rules as it may deem appropriate for proper administration of the Plan, to make all factual determinations, to construe and interpret the provisions of the Plan and the awards thereunder and to resolve any and all ambiguities thereunder;

(ii) to determine, with respect to awards made under the Discretionary Option Grant and Stock Issuance Programs, which eligible persons are to receive such awards, the time or times when such awards are to be made, the number of shares to be covered by each such award, the vesting schedule (if any) applicable to the award, the status of a granted option as either an Incentive Option or a Non-Statutory Option and the maximum term for which the option is to remain outstanding;

(iii) to amend, modify or cancel any outstanding award with the consent of the holder or accelerate the vesting of such award; and

(iv) to take such other discretionary actions -as permitted pursuant to the terms of the applicable program.

Decisions of each Plan Administrator within the scope of its administrative functions under the Plan shall be final and binding on all parties.

C. Members of the Primary Committee or any Secondary Committee shall serve for such period of time as the Board may determine and may be removed by the Board at any time. The Board may also at any time terminate the functions of any Secondary Committee and reassume all powers and authority previously delegated to such committee.

D. Service on the Primary Committee or the Secondary Committee shall constitute service as a Board member, and members of each such committee shah-accordingly be entitled to full indemnification and reimbursement as Board members for their service on such committee. No member of the Primary Committee or the Secondary Committee shall be liable for any act or omission made in good faith with respect to the Plan or any options or stock issuances under the Plan.

IV.  ELIGIBILITY

A. The persons eligible to participate in the Discretionary Option Grant and Stock Issuance Programs are as follows:

(i) Employees,

(ii) non-employee members of the Board or the board of directors of any Parent or Subsidiary, and

(iii) consultants and other independent advisors who provide services to the Corporation (or any Parent or Subsidiary).

B. Only non-employee Board members shall be eligible to participate in the Automatic Option Grant Program.

V.  STOCK SUBJECT TO THE PLAN

A. The stock issuable under the Plan shall be shares of authorized but unissued or reacquired Common Stock, including shares repurchased by the Corporation on the open market. Such authorized share reserve consists of (i) the number of shares which remain available for issuance, as of the Plan Effective Date, under the Predecessor Plans as last approved by the Corporation's stockholders, including the shares subject to the outstanding options to be incorporated into the Plan and the additional shares which would otherwise be available for future grant, plus (ii) an increase of Fifteen Million (15,000,000) shares authorized by the Board but subject to stockholder approval at the 2003 Annual Stockholders Meeting.

B. The number of shares of Common Stock available for issuance under the Plan shall automatically increase on the first trading day of each calendar year during the term of the Plan, beginning with the 2000 calendar year, by an amount equal to one percent (1%) of the shares of Common Stock outstanding on the last trading day of the immediately preceding calendar year, but in no event shall such annual increase exceed one million (1,000,000) shares.

C. No one person participating in the Plan may receive options, separately exercisable stock appreciation rights and direct stock issuances for more than five million (5,000,000) shares of Common Stock in the aggregate per calendar year, beginning with the 1999 calendar year, without prior approval by the stockholders of the Corporation.

D. Shares of Common Stock subject to outstanding options (including options incorporated into this Plan from the Predecessor Plans) shall be available for subsequent issuance under the Plan to the extent those options expire, terminate or are cancelled for any reason prior to exercise in full. Unvested shares issued under the Plan and subsequently repurchased by the Corporation, at the original exercise or issue price paid per share, pursuant to the Corporation's repurchase rights under the Plan shall be added back to the number of shares of Common Stock reserved for issuance under the Plan and shall accordingly be available for reissuance through one or more subsequent options or direct stock issuances under the Plan. However, should the exercise price of an option under the Plan be paid with shares of Common Stock or should shares of Common Stock otherwise issuable under the Plan be withheld by the Corporation in satisfaction of the withholding taxes incurred in connection with the exercise of an option or the vesting of a stock issuance under the Plan, then the number of shares of Common Stock available for issuance under the Plan shall be reduced by the gross number of shares for which the option is exercised or which vest under the stock issuance, and not by the net number of shares of Common Stock issued to the holder of such option or stock issuance. Shares of Common Stock underlying one or more stock appreciation rights exercised under the Plan shall not be available for subsequent issuance.

E. If any change is made to the Common Stock by reason of any stock split, stock dividend, recapitalization, combination of shares, exchange of shares or other change affecting the outstanding Common Stock as a class without the Corporation's receipt of consideration, appropriate adjustments shall be made to
(i) the maximum number and/or class of securities issuable under the Plan, (ii) the maximum number of securities by which the share reserve is to increase each calendar year pursuant to the automatic share increase provisions of the Plan,
(iii) the number and/or class of securities for which any one person may be granted options, separately exercisable stock appreciation rights and direct stock issuances under this Plan per calendar year, (iv) the number and/or class of securities for which grants are subsequently to be made under the Automatic Option Grant Program to new and continuing non-employee Board members, (v) the number and/or class of securities and the exercise price per share in effect under each outstanding option under the Plan and (vi) the number and/or class of securities and price per share in effect under each outstanding option incorporated into this Plan from the Predecessor Plans. Such adjustments to the outstanding options are to be effected in a manner which shall preclude the enlargement or dilution of rights and benefits under such options. The adjustments determined by the Plan Administrator shall be final, binding and conclusive.



                                   ARTICLE TWO

                       DISCRETIONARY OPTION GRANT PROGRAM


I.  OPTION TERMS

Each option shall be evidenced by one or more documents in the form approved by the Plan Administrator; provided, however, that each such document shall comply with the terms specified below. Each document evidencing an Incentive Option shall, in addition, be subject to the provisions of the Plan applicable to such options.

A. Exercise Price.

1. The exercise price per share shall be fixed by the Plan Administrator at the time of the option grant.

2. The exercise price shall become immediately due upon exercise of the option and shall, subject to the provisions of Section II of Article Five and the documents evidencing the option, be payable in one or more of the forms specified below:

(i) cash or check made payable to the Corporation,

(ii) shares of Common Stock held for the requisite period necessary to avoid a charge to the Corporation's earnings for financial reporting purposes and valued at Fair Market Value on the Exercise Date, or

(iii) to the extent the option is exercised for vested shares, through a special sale and remittance procedure pursuant to which the Optionee shall concurrently provide irrevocable instructions to (a) a Corporation-approved brokerage firm to effect the immediate sale of the purchased shares and remit to the Corporation, out of the sale proceeds available on the settlement date, sufficient funds to cover the aggregate exercise price payable for the purchased shares plus all applicable Federal, state and local income and employment taxes required to be withheld by the Corporation by reason of such exercise and (b) the Corporation to deliver the certificates for the purchased shares directly to such brokerage firm in order to complete the sale.

Except to the extent such sale and remittance procedure is utilized, payment of the exercise price for the purchased shares must be made on the Exercise Date.

B. Exercise and Term of Options.

Each option shall be exercisable at such time or times, during such period and for such number of shares as shall be determined by the Plan Administrator and set forth in the documents evidencing the option. However, no option shall have a term in excess of ten (10) years measured from the option grant date.

C. Cessation of Service.

1. The following provisions shall govern the exercise of any options outstanding at the time of the Optionee's cessation of Service or death:

(i) Any option outstanding at the time of the Optionee's cessation of Service for any reason shall remain exercisable for such period of time thereafter as shall be determined by the Plan Administrator and set forth in the documents evidencing the option, but no such option shall be exercisable after the expiration of the option term.

(ii) Any option exercisable in whole or in part by the Optionee at the time of death may be subsequently exercised by his or her Beneficiary.

(iii) During the applicable post-Service exercise period, the option may not be exercised in the aggregate for more than the number of vested shares for which the option is exercisable on the date of the Optionee's cessation of Service. Upon the expiration of the applicable exercise period or (if earlier) upon the expiration of the option term, the option shall terminate and cease to be outstanding for any vested shares for which the option has not been exercised. However, the option shall, immediately upon the Optionee's cessation of Service, terminate and cease to be outstanding to the extent the option is not otherwise at that time exercisable for vested shares.

(iv) Should the Optionee's Service be terminated for Misconduct or should the Optionee engage in Misconduct while his or her options are outstanding, then all such options shall terminate immediately and cease to be outstanding.

2. The Plan Administrator shall have complete discretion, exercisable either at the time an option is granted or at any time while the option remains outstanding:

(i) to extend the period of time for which the option is to remain exercisable following the Optionee's cessation of Service to such period of time as the Plan Administrator shall deem appropriate, but in no event beyond the expiration of the option term, and/or

(ii) to permit the option to be exercised, during the applicable post-Service exercise period, for one or more additional installments in which the Optionee would have vested had the Optionee continued in Service.

D. Stockholder Rights. The holder of an option shall have no stockholder rights with respect to the shares subject to the option until such person shall have exercised the option, paid the exercise price and become a holder of record of the purchased shares.

E. Repurchase Rights. The Plan Administrator shall have the discretion to grant options which are exercisable for unvested shares of Common Stock. Should the Optionee cease Service while holding such unvested shares, the Corporation shall have the right to repurchase, at the exercise price paid per share, any or all of those unvested shares. The terms upon which such repurchase right shall be exercisable (including the period and procedure for exercise and the appropriate vesting schedule for the purchased shares) shall be established by the Plan Administrator and set forth in the document evidencing such repurchase right.

F. Limited Transferability of Options During the lifetime of the Optionee, Incentive Options shall be exercisable only by the Optionee and shall not be assignable or transferable other than by will or by the laws of descent and distribution following the Optionee's death. Non-Statutory Options shall be subject to the same restrictions, except that a Non-Statutory Option may, to the extent permitted by the Plan Administrator, be assigned in whole or in part during the Optionee's lifetime to one or more members of the Optionee's immediate family or to a trust in which the Optionee and/or one or more such family members have more than a fifty percent (50%) of the beneficial interest or to any other entity in which the Optionee and/or one or more such family members own more than fifty percent (50%) of the vesting interests. The terms applicable to the assigned portion shall be the same as those in effect for the option immediately prior to such assignment and shall be set forth in such documents issued to the assignee as the Plan Administrator may deem appropriate.

B.  INCENTIVE OPTIONS

The terms specified below shall be applicable to all Incentive Options. Except as modified by the provisions of this Section II, all the provisions of Articles One, Two and Seven shall be applicable to Incentive Options. Options which are specifically designated as Non-Statutory Options when issued under the Plan shall not be subject to the terms of this Section II.

A. Eligibility. Incentive Options may only be granted to Employees.

B. Exercise Price. The exercise price per share shall not be less than one hundred percent (100%) of the Fair Market Value per share of Common Stock on the option grant date.

C. Dollar Limitation. The aggregate Fair Market Value of the shares of Common Stock (determined as of the respective date or dates of grant) for which one or more options granted to any Employee under the Plan (or any other option plan of the Corporation or any Parent or Subsidiary) may for the first time become exercisable as Incentive Options during any one calendar year shall not exceed the sum of One Hundred Thousand Dollars ($100,000). To the extent the Employee holds two (2) or more such options which become exercisable for the first time in the same calendar year, the foregoing limitation on the exercisability of such options as Incentive Options shall be applied on the basis of the order in which such options are granted.

D. 10% Stockholder. If any Employee to whom an Incentive Option is granted is a 10% Stockholder, then the exercise price per share shall not be less than one hundred ten percent (110%) of the Fair Market Value per share of Common Stock on the option grant date, and the option term shall not exceed five (5) years measured from the option grant date.

III.  CHANGE IN CONTROL/HOSTILE TAKE-OVER

A. Each option outstanding at the time of a Change in Control but not otherwise fully-vested shall automatically accelerate so that each such option shall, immediately prior to the effective date of the Change in Control, become exercisable for all of the shares of Common Stock at the time subject to that option and may be exercised for any or all of those shares as fully-vested shares of Common Stock. However, an outstanding option shall not so accelerate if and to the extent: (i) such option is, in connection with the Change in Control, assumed or otherwise continued in full force and effect by the successor corporation (or parent thereof) pursuant to the terms of the Change in Control, (ii) such option is replaced with a cash incentive program of the successor corporation which preserves the spread existing at the time of the Change in Control on the shares of Common Stock for which the option is not otherwise at that time exercisable and provides for subsequent payout in accordance with the same vesting schedule applicable to those option shares or
(iii) the acceleration of such option is subject to other limitations imposed by the Plan Administrator at the time of the option grant.

B. All outstanding repurchase rights shall also terminate automatically, and the shares of Common Stock subject to those terminated rights shall immediately vest in-full, in the event of any Change in Control, except to the extent: (i) those repurchase rights are assigned to the successor corporation (or parent thereof) or otherwise continue in full force and effect pursuant to the terms of the Change in Control or (ii) such accelerated vesting is precluded by other limitations imposed by the Plan Administrator at the time the repurchase right is issued.

C. Immediately following the consummation of the Change in Control, all outstanding options shall terminate and cease to be outstanding, except to the extent assumed by the successor corporation (or parent thereof) or otherwise expressly continued in full force and effect pursuant to the terms of the Change in Control.

D. Each option which is assumed in connection with a Change in Control shall be appropriately adjusted, immediately after such Change in Control, to apply to the number and class of securities which would have been issuable to the Optionee in consummation of such Change in Control had the option been exercised immediately prior to such Change in Control. Appropriate adjustments to reflect such Change in Control shall also be made to (i) the exercise price payable per share under each outstanding option, provided the aggregate exercise price payable for such securities shall remain the same, (ii) the maximum number and/or class of securities available for issuance over the remaining term of the Plan and (iii) the maximum number and/or class of securities for which any one person may be granted options, separately exercisable stock appreciation rights and direct stock issuances under the Plan per calendar year.

E. The Plan Administrator may at any time provide that one or more options will automatically accelerate in connection with a Change in Control, whether or not those options are assumed or otherwise continued in full force and effect pursuant to the terms of the Change in Control. Any such option shall accordingly become exercisable, immediately prior to the effective date of such Change in Control, for all of the shares of Common Stock at the time subject to that option and may be exercised for any or all of those shares as fully-vested shares of Common Stock. In addition, the Plan Administrator may at any time provide that one or more of the Corporation's repurchase rights shall not be assignable in connection with such Change in Control and shall terminate upon the consummation of such Change in Control.

F. The Plan Administrator may at any time provide that one or more options will automatically accelerate upon an Involuntary Termination of the Optionee's Service within a designated period (not to exceed eighteen (18) months) following the effective date of any Change in Control in which those options do not otherwise accelerate. - Any -options so accelerated shall remain exercisable for fully-vested shares until the earlier of (i) the expiration of the option term or (ii) the expiration of the one (1) year period measured from the effective date of the Involuntary Termination. In addition, the Plan Administrator may at any time provide that one or more of the Corporation's repurchase rights shall immediately terminate upon such Involuntary Termination.

G. The Plan Administrator may at any time provide that one or more options will automatically accelerate in connection with a Hostile Take-Over. Any such option shall become exercisable, immediately prior to the effective date of such Hostile Take-Over, for all of the shares of

Common Stock at the time subject to that option and may be exercised for any or all of those shares as fully-vested shares of Common Stock. In addition, the Plan Administrator may at any time provide that one or more of the Corporation's repurchase rights shall terminate automatically upon the consummation of such Hostile Take-Over. Alternatively, the Plan Administrator may condition such automatic acceleration and termination upon an Involuntary Termination of the Optionee's Service within a designated period (not to exceed eighteen (18) months) following the effective date of such Hostile Take-Over. Each option so accelerated shall remain exercisable for fully-vested shares until the expiration or sooner termination of the option term.

H. The portion of any Incentive Option accelerated in connection with a Change in Control or Hostile Take Over shall remain exercisable as an Incentive Option only to the extent the applicable One Hundred Thousand Dollar ($100,000) limitation is not exceeded. To the extent such dollar limitation is exceeded, the accelerated portion of such option shall be exercisable as a Non-Statutory Option under the Federal tax laws.

IV.  STOCK APPRECIATION RIGHTS

The Plan Administrator may, subject to such conditions as it may determine, grant to selected Optionees stock appreciation rights which will allow the holders of those rights to elect between the exercise of the underlying option for shares of Common Stock and the surrender of that option in exchange for a distribution from the Corporation in an amount equal to the excess of (a) the Option Surrender Value of the number of shares for which the option is surrendered over (b) the aggregate exercise price payable for such shares. The distribution may be made in shares of Common Stock valued at Fair Market Value on the option surrender date, in cash, or partly in shares and partly in cash, as the Plan Administrator shall in its sale discretion deem appropriate.

                                  ARTICLE THREE

                             STOCK ISSUANCE PROGRAM

I.  STOCK ISSUANCE TERMS

Shares of Common Stock may be issued under the Stock Issuance Program through direct and immediate issuances without any intervening options. Shares of Common Stock may also be issued under the Stock Issuance Program pursuant to share right awards which entitle the recipients to receive those shares upon the attainment of designated performance goals or Service requirements. Each such award shall be evidenced by one or more documents which comply with the terms specified below.

A. Purchase Price.

1. The purchase price per share of Common Stock subject to direct issuance shall be fixed by the Plan Administrator.

2. Subject to the provisions of Section II of Article Five, Shares of Common Stock may be issued under the Stock Issuance Program for any of the following items of consideration which the Plan Administrator may deem appropriate in each individual instance:

(i)  cash or check made payable to the Corporation, or

(ii)  past services rendered to the Corporation (or any Parent or Subsidiary).

B. Vesting/Issuance Provisions.

1. The Plan Administrator may issue shares of Common Stock which are fully and immediately vested upon issuance or which are to vest in one or more installments over the Participant's period of Service or upon attainment of specified performance objectives. Alternatively, the Plan Administrator may issue share right awards which shall entitle the recipient to receive a specified number of vested shares of Common Stock upon the attainment of one or more performance goals or Service requirements established by the Plan Administrator.

2. Any new, substituted or additional securities or other property (including money paid other than as a regular cash dividend) which the Participant may have the right to receive with respect to his or her unvested shares of Common Stock by reason of any stock dividend, stock split, recapitalization, combination of shares, exchange of shares or other change affecting the outstanding Common Stock as a class without the Corporation's receipt of consideration shall be issued subject to (i) the same vesting requirements applicable to the Participant's unvested shares of Common Stock and (ii) such escrow arrangements as the Plan Administrator shall deem appropriate.

3. The Participant shall have full stockholder rights with respect to the issued shares of Common Stock, whether or not the Participant's interest in those shares is vested. Accordingly, the Participant shall have the right to vote such shares and to receive any regular cash dividends paid on such shares.

4. Should the Participant cease to remain in Service while holding one or more unvested shares of Common Stock, or should the performance objectives not be attained with respect to one or more such unvested shares of Common Stock, then those shares shall be immediately surrendered to the Corporation for cancellation, and the Participant shall have no further stockholder rights with respect to those shares. To the extent the surrendered shares were previously issued to the Participant for consideration paid in cash or cash equivalent (including the Participant's purchase-money indebtedness), the Corporation shall repay to the Participant the cash consideration paid for the surrendered shares and shall cancel the unpaid principal balance of any outstanding purchase-money note of the Participant attributable to the surrendered shares.

5. The Plan Administrator may waive the surrender and cancellation of one or more unvested shares of Common Stock (or other assets attributable thereto) which would otherwise occur upon the cessation of the Participant's Service or the non-attainment of the performance objectives applicable to those shares. Such waiver shall result in the immediate vesting of the Participant's interest in the shares of Common Stock as to which the waiver applies. Such waiver may be effected at any time, whether before or after the Participant's cessation of Service or the attainment or non-attainment of the applicable performance objectives.

6. Outstanding share right awards shall automatically terminate, and no shares of Common Stock shall actually be issued in satisfaction of those awards, if the performance goals or Service requirements established for such awards are not attained. The Plan Administrator, however, shall have the authority to issue shares of Common Stack in satisfaction of one or more outstanding share right awards as to which the designated performance goals or Service requirements are not attained.

B.  CHANGE IN CONTROL/HOSTILE TAKE-OVER

A. All of the Corporation's outstanding repurchase rights shall terminate automatically, and all the shares of Common Stock subject to those terminated rights shall immediately vest in full, in the event of any Change in Control, except to the extent (i) those repurchase rights are assigned to the successor corporation (or parent thereof or otherwise continue in full force and effect pursuant to the terms of the Change in Control or (ii) such accelerated vesting is precluded by other limitations imposed by the Plan Administrator at the time the repurchase right is issued.

B. The Plan Administrator may at any time provide for the automatic termination of one or more of those outstanding repurchase rights and the immediate vesting of the shares of Common Stock subject to those terminated rights upon (i) a Change in Control or Hostile Take-Over or (ii) an Involuntary Termination of the Participant's Service within a designated period (not to exceed eighteen (18) months) following the effective date of any Change in Control or Hostile Take-Over in which those repurchase rights are assigned to the successor corporation (or parent thereof) or otherwise continue in full force and effect.

III.  SHARE ESCROW/LEGENDS

Unvested shares may, in the Plan Administrator's discretion, be held in escrow by the Corporation until the Participant's interest in such shares vests or may be issued directly to the Participant with restrictive legends on the certificates evidencing those unvested shares.

                                  ARTICLE FOUR

                         AUTOMATIC OPTION GRANT PROGRAM

I.  OPTION TERMS

A. Grant Dates. Options shall be made on the dates specified below:

1. Each individual who is first elected or appointed as a non-employee Board member at any time after the Plan Effective Date shall automatically be granted, on the date of such initial election or appointment, a Non-Statutory Option to purchase Fifty Thousand (50,000) shares of Common Stock, provided that individual has not previously been in the employ of the Corporation or any Parent or Subsidiary.

2. On the date of each Annual Stockholders Meeting beginning with the 1999 Annual Stockholders Meeting, each individual who is to continue to serve as a non-employee Board member, whether or not that individual is standing for re-election to the Board, shall automatically be granted a Non-Statutory Option to purchase Forty-eight Thousand (48,000) shares of Common Stock, provided such individual has served as a non-employee Board member for at least six (6) months.

B. Exercise Price.

1. The exercise price per share shall be equal to one hundred percent (100%) of the Fair Market Value per share of Common Stock on the option grant date.

2. The exercise price shall be payable in one or more of the alternative forms authorized under the Discretionary Option Grant Program. Except to the extent the sale and remittance procedure specified thereunder is utilized, payment of the exercise price for the purchased shares must be made on the Exercise Date.

C. Option Term. Each option shall have a term of ten (10) years measured from the option grant date.

D. Exercise and Vesting of Options. Each option shall be immediately exercisable for any or all of the option shares. However, any shares purchased under the option shall be subject to repurchase by the Corporation, at the exercise price paid per share, upon the Optionee's cessation of Board service prior to vesting in those shares. Each option shall vest, and the Corporation's repurchase right shall lapse, upon the Optionee's completion of one (1) year of Board service measured from the grant date.

E. Cessation of Board Service. The following provisions shall govern the exercise of any options outstanding at the time of the Optionee's cessation of Board service:

(i) Any option outstanding at the time of the Optionee's cessation of Board service for any reason shall remain exercisable for a twelve (12)-month period following the date of such cessation of Board service, but in no event shall such option be exercisable after the expiration of the option term.

(ii) Any option exercisable in whole or in part by the Optionee at the time of death may be subsequently exercised by his or her Beneficiary.

(iii) Following the Optionee's cessation of Board service, the option may not be exercised in the aggregate for more than the number of shares in which the Optionee was vested on the date of such cessation of Board service. Upon the expiration of the applicable exercise period or (if earlier) upon the expiration of the option term, the option shall terminate and cease to be outstanding for any vested shares for which the option has not been exercised. However, the option shall, immediately upon the Optionee's cessation of Board service, terminate and cease to be outstanding for any and all shares in which the Optionee is not otherwise at that time vested.

(iv) However, should the Optionee cease to serve as a Board member by reason of death or Permanent Disability, then all shares at the time subject to the option shall immediately vest so that such option may, during the twelve (12)-month exercise period following such cessation of Board service, be exercised for all or any portion of those shares as -fully-vested- shares -of Gammon Stock.

II.  CHANGE IN CONTROL/HOSTILE TAKE-OVER

A. In the event of any Change in Control or Hostile Take-Over, the shares of Common Stock at the time subject to each outstanding option but not otherwise vested shall automatically vest in full so that each such option may, immediately prior to the effective date of such Change in Control the Hostile Take-Over, be exercised for all or any portion of those shares as fully-vested shares of Common Stock. Each such option accelerated in connection with a Change in Control shall terminate upon the Change in Control, except to the extent assumed by the successor corporation (or parent thereof) or otherwise continued in full force and effect pursuant to the terms of the Change in Control. Each such option accelerated in connection with a Hostile Take-Over shall remain exercisable until the expiration or sooner termination of the option term.

B. All outstanding repurchase rights shall also terminate automatically, and the shares of Common Stock subject to those terminated rights shall immediately vest in full, in the event of any Change in Control or Hostile Take-Over.

C. Upon the occurrence of a Hostile Take-Over, the Optionee shah have a thirty
(30)-day period in which to surrender to the Corporation each of his or her outstanding options. The Optionee shall in return be entitled to a cash distribution from the Corporation in an amount equal to the excess of (i) the Option Surrender Value of the shares of Common Stock at the time subject to each surrendered option (whether or not the Optionee is otherwise at the time vested in thane shares) over (ii) the aggregate exercise price payable for such shares. Such cash distribution shall be paid within five (5) days following the surrender of the option to the Corporation.

D. Each option which is assumed in connection with a Change in Control shall be appropriately adjusted to apply to the number and class of securities which would have been issuable to the Optionee in consummation of such Change in Control had the option been exercised immediately prior to such Change in Control. Appropriate adjustments shall also be made to the exercise price payable per share under each outstanding option, provided the aggregate exercise price payable for such securities shall remain the same.

III.  REMAINING TERMS

The remaining terms of each option granted under the Automatic Option Grant Program shall he the same as the terms in effect for options made under the Discretionary Option Grant Program.

                                  ARTICLE FIVE

                                  MISCELLANEOUS

I.  NO IMPAIRMENT OF AUTHORITY

Outstanding awards shall in no way affect the right of the Corporation to adjust, reclassify, reorganize or otherwise change its capital or business structure or to merge, consolidate, dissolve, liquidate or sell or transfer all or any part of its business or assets.

II.  FINANCING

The Plan Administrator may permit any Optionee or Participant to pay the option exercise price under the Discretionary Option Grant Program or the purchase price of shares issued under the Stock Issuance Program by delivering a full-recourse, interest bearing promissory note payable in one or more installments. The terms of any such promissory note (including the interest rate and the terms of repayment) shall be established by the Plan Administrator in its sole discretion. In no event may the maximum credit available to the Optionee or Participant exceed the sum of (i) the aggregate option exercise price or purchase price payable for the purchased shares plus (ii) any Federal, state and local income and employment tax liability incurred by the Optionee or the Participant in connection with the option exercise or share purchase.

III.  TAX WITHHOLDING

A. The Corporation's obligation to deliver shares of Common Stock upon the exercise of options or the issuance or vesting of such shares under the Plan shall be subject to the satisfaction of all applicable Federal, state and local income and employment tax withholding requirements.

B. The Plan Administrator may, in its discretion, provide any or all holders of Non-Statutory Options or unvested shares of Common Stock under the Plan with the right to use shares of Common Stock in satisfaction of all or part of the Taxes incurred by such holders in connection with the exercise of their options or the vesting of their shares. Such right may be provided to any such holder in either or both of the following formats:

(i) Stock Withholding: The election to have the Corporation withhold, from the shares of Common Stock otherwise issuable upon the exercise of such Non-Statutory Option or the vesting of such shares, a portion of those shares with an aggregate Fair Market Value equal to the percentage of the Taxes (not to exceed one hundred percent [100%]) designated by the holder.

(ii) Stock Delivery: The election to deliver to the Corporation, at the time the Non-Statutory Option is exercised or the shares vest, one or more shares of Common Stock previously acquired by such holder (other than in connection with the option exercise or share vesting triggering the Taxes) with an aggregate Fair Market Value equal to the percentage of the Taxes (not to exceed one hundred percent [100%]) designated by the holder.

IV.  EFFECTIVE DATE AND TERM OF THE PLAN

A. The Plan shall become effective upon approval at the 1999 Annual Stockholders Meeting.

B. The Plan shall serve as the successor to the Predecessor Plans, and no further options or direct stock issuances shall be made under the Predecessor Plan after the Plan Effective Date. All options outstanding under the Predecessor Plans on the Plan Effective Date shall be incorporated into the Plan at that time and shall be treated as outstanding options under the Plan. However, each outstanding option so incorporated shall continue to be governed solely by the terms of the documents evidencing such option, and no provision of the Plan shall be deemed to affect or otherwise modify the rights or obligations of the holders of such incorporated options with respect to their acquisition of shares of Common Stock.

G. One or more provisions of the Plan, including (without limitation) the option/vesting acceleration provisions of Article Two relating to Changes in Control, may, in the Plan Administrator's discretion, be extended to one or more options incorporated from the Predecessor Plan which do not otherwise contain such provisions.

D. The Plan shall terminate upon the earliest of (i) May 16, 2013, or (ii) the termination of all outstanding options in connection with a Change in Control. Upon such plan termination, all outstanding options and unvested stock issuances shall thereafter continue to have force and effect in accordance with the provisions of the documents evidencing such grants or issuances.

V.  AMENDMENT OF THE PLAN

A. The Board shall have complete and exclusive power and authority to amend or modify the Plan in any or all respects. However, no such amendment or modification shall adversely affect the rights and obligations with respect to stock options or unvested stock issuances at the time outstanding under the Plan unless the Optionee or the Participant consents to such amendment or modification. In addition, certain amendments may require stockholder approval pursuant to applicable laws or regulations.

B. Options to purchase shares of Common Stock may be granted under the Discretionary Option Grant Program and shares of Common Stock may be issued under the Stock Issuance Program that are in each instance in excess of the number of shares then available for issuance under the Plan, provided any excess shares actually issued under those programs shall be held in escrow until there is obtained stockholder approval of an amendment sufficiently increasing the number of shares of Common Stock available for issuance under the Plan. If such stockholder approval is not obtained within twelve (12) months after the date the first such excess issuances are made, then (i) any unexercised options granted on the basis of such excess shares shall terminate and cease to be outstanding and (ii) the Corporation shall promptly refund to the Optionees and the Participants the exercise or purchase price paid for any excess shares issued under the Plan and held in escrow, together with interest (at the applicable Short Term Federal Rate) for the period the shares were held in escrow, and such shares shall thereupon be automatically cancelled and cease to be outstanding.

VI.  USE OF PROCEEDS

Any cash proceeds received by the Corporation from the sale of shares of Common Stock under the Plan shall be used for general corporate purposes.

VII.  REGULATORY APPROVALS

A. The implementation of the Plan, the granting of any stock option under the Plan and the issuance of any shares of Common Stock (i) upon the exercise of any granted option or (ii) under the Stock Issuance Program shall be subject to the Corporation's procurement of all approvals and permits required by regulatory authorities having jurisdiction over the Plan, the stock options granted under it and the shares of Common Stock issued pursuant to it.

B. No shares of Common Stock or other assets shall be issued or delivered under the Plan unless and until there shall have been compliance with all applicable requirements of Federal and state securities laws, including the filing and effectiveness of the Form S-8 registration statement for the shares of Common Stock issuable under the Plan, and all applicable listing requirements of any stock exchange (or the Nasdaq National Market, if applicable) on which Common Stock is then listed for trading.

VIII.  NO EMPLOYMENT/SERVICE RIGHTS

Nothing in the Plan shall confer upon the Optionee or the Participant any right to continue in Service for any period of specific duration or interfere with or otherwise restrict in any way the rights of the Corporation (or any Parent or Subsidiary employing or retaining such person) or of the Optionee or the Participant, which rights are hereby expressly reserved by each, to terminate such person's Service at any time for any reason, with or without cause.

APPENDIX

The following definitions shall be in effect under the Plan:

A. Automatic Option Grant Program shall mean the automatic option grant program in effect under the Plan.

B. Beneficiary shall mean, in the event the Plan Administrator implements a beneficiary designation procedure, the person designated by an Optionee or Participant, pursuant to such procedure, to succeed to such person's rights under any outstanding awards held by him or her at the time of death. In the absence of such designation or procedure, the Beneficiary shall be the personal representative of the estate of the Optionee or Participant or the person or persons to whom the award is transferred by will or the laws of descent and distribution.

C.  Board shall mean the Corporation's Board of Directors.

D. Change in Control shall mean a change in ownership or control of the Corporation effected through any of the following transactions:

(i) a merger, consolidation or reorganization approved by the Corporation's stockholders, unless securities representing more than fifty percent (50%) of the total combined voting power of the voting securities of the successor corporation are immediately thereafter beneficially owned, directly or indirectly and in substantially the same proportion, by the persons who beneficially owned the Corporation's outstanding voting securities immediately prior to such transaction,

(ii) any stockholder-approved transfer or other disposition of all or substantially all of the Corporation's assets, or

(iii) the acquisition, directly or indirectly by any person or related group of persons (other than the Corporation or a person that directly or indirectly controls, is controlled by, or is under common control with, the Corporation), of beneficial ownership (within the meaning of Rule 13d-3 of the 1934 Act) of securities possessing more than fifty percent (50%) of the total combined voting power of the Corporation's outstanding securities pursuant to a tender or exchange offer made directly to the Corporation's stockholders which the Board recommends such stockholders to accept.

E.  Code shall mean the Internal Revenue Code of 1986, as amended.

F.  Common Stock shall mean the Corporation's common stock.

G.  Corporation shall mean The viaLink Company, and its successors.

H. Discretionary Option Grant Program shall mean the discretionary option grant program in effect under the Plan.

I. Employee shall mean an individual who is in the employ of the Corporation (or any Parent or Subsidiary), subject to the control and direction of the employer entity as to both the work to be performed and the manner and method of performance.

J. Exercise Date shall mean the date on which the Corporation shall have received written notice of the option exercise.

K. Fair Market Value per share of Common Stock on any relevant date shall mean the closing selling price on the last preceding date for which such quotation exists.

L.  Hostile Take-Over shall mean:

(i) the acquisition, directly or indirectly, by any person or related group of persons (other than the Corporation or a person that directly or indirectly controls, is controlled by, or is under common control with, the Corporation) of beneficial ownership (within the meaning of Rule 13d-3 of the 1934 Act) of securities possessing more than fifty percent (50%) of the total combined voting power of the Corporation's outstanding securities pursuant to a tender or exchange offer made directly to the Corporation's stockholders which the Board does not recommend such stockholders to accept, or

(ii) a change in the composition of the Board over a period of thirty-six (36) consecutive months or less such that a majority of the Board members ceases, by reason of one or more contested elections for Board membership, to be comprised of individuals who either (A) have been Board members continuously since the beginning of such period or (B) have been elected or nominated for election as Board members during such period by at least a majority of the Board members described in clause (A) who were still in office at the time the Board approved such election or nomination.

M. Incentive Option shall mean an option which satisfies the requirements of Code Section 422.

N. Involuntary Termination shall mean the termination of the Service of any individual which occurs by reason of:

(i) such individual's involuntary dismissal or discharge by the Corporation for reasons other than Misconduct, or

(ii) such individual's voluntary resignation following (A) a change in his or her position with the Corporation or Parent or Subsidiary employing the individual which materially reduces his or her duties and responsibilities or the level of management to which he or she reports, (B) a reduction in his or her level of compensation (including base salary, fringe benefits and target bonus under any performance based bonus or incentive programs) by more than fifteen percent (15%) or (C) a relocation of such individual's place of employment by more than fifty (50) miles, provided and only if such change, reduction or relocation is effected by the Corporation without the individual's consent.

O. Misconduct shall mean the commission of any act of fraud, embezzlement or dishonesty by the Optionee or Participant, any unauthorized use or disclosure by such person of confidential information or trade secrets of the Corporation (or any Parent or Subsidiary), or any intentional wrongdoing by such person, whether by omission or commission, which adversely affects the business or affairs of the Corporation (or any Parent or Subsidiary) in a material manner. This shall not limit the grounds for the dismissal or discharge of any person in the Service of the Corporation (or any Parent or Subsidiary).

P.  1934 Act shall mean the Securities Exchange Act of 1934, as amended.

Q. Non-Statutory Option shall mean an option not intended to satisfy the requirements of Code Section 422.

R. Option Surrender Value shall mean the Fair Market Value per share of Common Stock on the date the option is surrendered to the Corporation or, in the event of a Hostile Take-Over, effected through a tender offer, the highest reported price per share of Common Stock paid by the tender offeror in effecting such Hostile Take-Over, if greater. However, if the surrendered option is an Incentive Option, the Option Surrender Value shall not exceed the Fair Market Value per share.

S. Optionee shall mean any person to whom an option is granted under the Discretionary Option Grant or Automatic Option Grant Program.

T. Parent shall mean any corporation (other than the Corporation) in an unbroken chain of corporations ending with the Corporation, provided each corporation in the unbroken chain (other than the Corporation) owns, at the time of the determination, stock possessing fifty percent (50%) or more of the total combined voting power of all classes of stock in one of the other corporations in such chain.

U. Participant shall mean any person who is issued shares of Common Stock under the Stock Issuance Program.

V. Permanent Disability or Permanently Disabled shall mean the inability of the Optionee or the Participant to engage in any substantial gainful activity by reason of any medically determinable physical or mental impairment expected to result in death or to be of continuous duration of twelve (12) months or more. However, solely for purposes of the Automatic Option Grant Program, Permanent Disability or Permanently Disabled shall mean the inability of the non-employee Board member to perform his or her usual duties as a Board member by reason of any medically determinable physical or mental impairment expected to result in death or to be of continuous duration of twelve (12) months or more.

W. Plan shall mean the Corporation's amended and restated 1999 Stock Option/Stock Issuance Plan, as set forth in this document.

X. Plan Administrator shall mean the particular entity, whether the Primary Committee, the Board or the Secondary Committee, which is authorized to administer the Discretionary Option Grant and Stock Issuance Programs with respect to one or more classes of eligible persons, to the extent such entity is carrying out its administrative functions under those programs with respect to the persons under its jurisdiction. However, the Primary Committee shall have the plenary authority to make all factual determinations and to construe and interpret any and all ambiguities under the Plan to the extent such authority is not otherwise expressly delegated to any other Plan Administrator.

Y. Plan Effective Date shall mean with respect to the amended and restated Plan May 16, 2003, the date of the 2003 Annual Stockholders Meeting.

Z. Predecessor Plans shall mean the Corporation's pre-existing 1995 Stock Option Plan, 1998 Non-Qualified Stock Option Plan and 1998 Stock Grant Plan in effect immediately prior to the Plan Effective Date hereunder.

AA. Primary,, Committee shall mean the committee of two (2) or more non-employee Board members appointed by the Board to administer the Discretionary Option Grant and Stock Issuance Programs with respect to Section 16 Insiders.

BB. Secondary Committee shall mean a committee of one (1) or more Board members appointed by the Board to administer the Discretionary Option Grant and Stock Issuance Programs with respect to eligible persons other than Section 16 Insiders.

CC. Section 16 Insider shall mean an officer or director of the Corporation subject to the short-swing profit liabilities of Section 16 of the 1934 Act.

DD. Service shall mean the performance of services for the Corporation (or any Parent or Subsidiary) by a person in the capacity of an Employee, a non-employee member of the board of directors or a consultant or independent advisor, except to the extern otherwise specifically provided in the documents evidencing the option grant or stock issuance.

EE. Stock Exchange shall mean a nationally recognized exchange, such as the New York Stock Exchange, the American Stock Exchange, the Nasdaq National Exchange, or the Nasdaq BBX Exchange.

FF. Stock Issuance Program shall mean the stock issuance program in effect under the Plan.

GG. Subsidiary shall mean any corporation (other than the Corporation) in an unbroken chain of corporations beginning with the Corporation, provided each corporation (other than the last corporation) in the unbroken chain owns, at the time of the determination, stock possessing fifty percent (50%) or mere of the total combined voting power of all classes of stock in one of the other corporations in such chain.

HH. Taxes shall mean the Federal, state and local income and employment withholding tax liabilities incurred by the holder of Non-Statutory Options or unvested shares of Common Stock in connection with the exercise of those options or the vesting of those shares.

II. 10% Stockholder shall mean the owner of stock (as determined under Code
Section 424(d)) possessing more than ten percent (10%) of the total combined voting power of all classes of stock of the Corporation (or any Parent or Subsidiary).

                               THE VIALINK COMPANY
                                      PROXY

                  Annual Meeting of Stockholders, May 19, 2003

         THIS PROXY IS SOLICITED ON BEHALF OF THE BOARD OF DIRECTORS OF
                               THE VIALINK COMPANY

            The undersigned revokes all previous proxies, acknowledges receipt of the Notice of Annual Meeting of Stockholders to be held May 19, 2003, and the Proxy Statement and appoints Brian M. Carter and William P. Creasman, and each of them, the Proxy of the undersigned, with full power of substitution, to vote all shares of Common Stock of THE VIALINK COMPANY (the "company") which the undersigned is entitled to vote, either on his or her own behalf or on behalf of any entity or entities, at the Annual Meeting of Stockholders of the company to be held at the WESTIN GALLERIA, 13340 DALLAS PARKWAY, DALLAS, TEXAS 75240, ON MAY 169 2003, AT 2:00 P.M. CENTRAL DAYLIGHT SAVINGS TIME (the "Annual Meeting"), and at any adjournment or postponement thereof, with the same force and effect as the undersigned might or could do if personally present thereat. The shares represented by this Proxy shall be voted in the manner set forth on the reverse side.

 PLEASE CIRCLE THE WORDS INDICATING YOUR VOTE NEXT TO EACH ITEM:

1. To elect three (3) Class I directors to the company's board of directors to serve for a three-year term each ending in the year
   2006 or until their respective successors are duly elected and qualified.

   Sue A. Hale                     IN FAVOR                       WITHHOLD AUTHORITY TO VOTE

   Lewis B. Kilbourne              IN FAVOR                       WITHHOLD AUTHORITY TO VOTE

   Robert I. Noe                   IN FAVOR                       WITHHOLD AUTHORITY TO VOTE


2.                                 To amend the Articles of Incorporation of the company to authorize a total of 400,000,000 (an
   IN FAVOR    AGAINST    ABSTAIN  additional 100,000,000) shares of common stock.


3.                                 To amend and restate The viaLink Company 1999 Stock Option / Stock Issuance Plan (the "Plan")
   IN FAVOR    AGAINST    ABSTAIN  which will include adding on a one-time basis 15 million shares of common stock of The viaLink
                                   Company to the Plan for use by the board of directors in accordance with the terms and conditions of the Plan.


                                   To award Robert I. Noe, chief executive officer of The viaLink Company, 1,500,000 shares of common stock of The viaLink Company under the Plan and Jack E. Scott, II, vice president, chief
4. IN FAVOR    AGAINST    ABSTAIN  technology officer, and chief information officer of The viaLink Company 1,000,000 shares of common stock of The viaLink Company under the Plan, each in two equal amounts but on two separate dates of May 19, 2003, and January 2, 2004.


5. In accordance with the discretion of the proxy holders, to act upon all matters incident to the conduct of the meeting and upon other matters as may properly come before the Annual Meeting.

The board of directors recommends a vote IN FAVOR OF each of the directors listed above and a vote IN FAVOR OF each listed proposal. This Proxy, when properly executed, will be voted as specified above. IF NO SPECIFICATION IS MADE, THIS PROXY WILL BE
VOTED IN FAVOR OF THE ELECTION OF EACH OF THE DIRECTORS LISTED AND IN FAVOR OF THE OTHER PROPOSALS.

Please print the name(s) appearing on each share
certificate(s) over which you have voting authority:
                                                    -------------------------------------------------------------------------------
                                                                                (Print name(s) on certificate)

Please sign your name:                                                                              Date:
                      ---------------------------------------------------------------------------        --------------------------
                                              (Authorized Signature(s))